Exhibit 10.45

AMENDMENT NO. 8 TO RECEIVABLES PURCHASE AGREEMENT

This AMENDMENT NO. 8 TO RECEIVABLES PURCHASE AGREEMENT, dated as of December 15, 2022 (this “Amendment”), is entered into among HSFR, INC., a Delaware corporation, as seller (the “Seller”), the PURCHASERS LISTED ON THE SIGNATURE PAGES HERETO (the “Purchasers”), the PURCHASER AGENTS LISTED ON THE SIGNATURE PAGES HERETO (the “Purchaser Agents”), MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”) for each Purchaser Group, and, HENRY SCHEIN, INC. (“HS”), a Delaware corporation, as initial servicer (in such capacity, the “Servicer”), and, solely with respect to Section 10, (the “Performance Guarantor”).

BACKGROUND

A. The Seller, the Servicer, Purchasers, Purchaser Agents and Agent are parties to a Receivables Purchase Agreement, dated as of April 17, 2013 (as amended by that certain Omnibus Amendment No. 1, dated as of July 22, 2013, that certain Omnibus Amendment No. 2, dated as of April 21, 2014, that certain Amendment No. 1 to Receivables Purchase Agreement, dated as of September 22, 2014, that certain Amendment No. 2 to Receivables Purchase Agreement, dated as of April 17, 2015, that certain Amendment No. 3 to Receivables Purchase Agreement, dated as of June 1, 2016, that certain Amendment No. 4 to Receivables Purchase Agreement, dated as of July 6, 2017, that certain Amendment No. 5 to Receivables Purchase Agreement, dated as of March 13, 2019, that certain Amendment No. 6 to Receivables Purchase Agreement, dated as of June 22, 2020, that certain Amendment No. 7 to Receivables Purchase Agreement, dated as of October 20, 2021, and as further amended, restated, modified or supplemented through the date hereof, the “Receivables Purchase Agreement”).

C. The parties are entering into this Amendment to amend or otherwise modify the Receivables Purchase Agreement.

AGREEMENT

1. Definitions. Capitalized terms are used in this Amendment as defined in Exhibit I to the Receivables Purchase Agreement. The rules of interpretation set forth in Appendix A to the Receivables Purchase Agreement are hereby incorporated as if fully set forth herein.

2. Amendments to Receivables Purchase Agreement. Subject to the occurrence of the Effective Date (as hereinafter defined), the Receivables Purchase Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Annex A hereto.

3. Representations and Warranties. Each of the Seller and Servicer hereby certifies, represents and warrants to the Agent, each Purchaser Agent and each Purchaser that on and as of the date hereof:

(a) each of its representations and warranties contained in Article V of the Receivables Purchase Agreement is true and correct, in all material respects, on and as of the date hereof; and

(b) no Termination Event or Unmatured Termination Event exists.

4. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) when each Purchaser Agent shall have received:

(a) counterparts of this Amendment duly executed by the other parties hereto;

(b) a copy of the resolutions of the Board of Directors of each Seller Party and Performance Guarantor certified by its Secretary authorizing such Person’s execution, delivery and performance of this Amendment and the performance of its obligations under the Receivables Purchase Agreement (as amended by this Amendment);

(c) counterparts of that certain Sixth Amended and Restated Fee Letter, dated as of the date hereof, duly executed by the parties thereto; and

(d) the payment of all fees due and owing under the Sixth Amended and Restated Fee Letter on the date hereof.

5. Ratification. This Amendment constitutes an amendment to the Receivables Purchase Agreement. After the execution and delivery of this Amendment, all references to the Receivables Purchase Agreement in any document shall be deemed to refer to the Receivables Purchase Agreement as amended by this Amendment, unless the context otherwise requires. Except as amended above, the Receivables Purchase Agreement is hereby ratified in all respects. Except as set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment or waiver of any right, power or remedy of the parties hereto under the Receivables Purchase Agreement, nor constitute an amendment or waiver of any provision of the Receivables Purchase Agreement. This Amendment shall not constitute a course of dealing among the parties hereto at variance with the Receivables Purchase Agreement such as to require further notice by any of the Agent, the Purchaser Agents or the Purchasers to require strict compliance with the terms of the Receivables Purchase Agreement in the future, as amended by this Amendment, except as expressly set forth herein. The Seller hereby acknowledges and expressly agrees that each of the Agent, the Purchaser Agents and the Purchasers reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Receivables Purchase Agreement, as amended herein.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Counterparts of this Amendment may be delivered by facsimile transmission or other electronic transmission, and such counterparts shall be as effective as if original counterparts had been physically delivered, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with the law of the State of New York without regard to the principles of conflicts of law thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

8. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any other Transaction Document or any provision hereof or thereof.

9. Transaction Document. This Amendment shall constitute a Transaction Document under the Receivables Purchase Agreement.

10. Ratification of Performance Undertaking. After giving effect to this Amendment and the transactions contemplated hereby, all of the provisions of the Performance Undertaking shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Undertaking and acknowledges that the Performance Undertaking has continued and shall continue in full force and effect in accordance with its terms.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

HSFR INC.,
as Seller

By:	/s/ Michael Amodio
Name: Michael Amodio
Title: Treasurer

HENRY SCHEIN, INC.,
as Servicer

By:	/s/ Michael Amodio
Name: Michael Amodio
Title: Vice President and Treasurer

Solely with respect to Section 10:
HENRY SCHEIN, INC.,
as Performance Guarantor

By:	/s/ Michael Amodio
Name: Michael Amodio
Title: Vice President and Treasurer

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as Purchaser Agent for Victory Receivables Corporation

By:	/s/ Eric Williams
Name: Eric Williams
Title: Managing Director

VICTORY RECEIVABLES CORPORATION, as an Uncommitted Purchaser

By:	/s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as Related Committed Purchaser for Victory Receivables Corporation

By:	/s/ Eric Williams
Name: Eric Williams
Title: Managing Director

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as Agent

By:	/s/ Eric Williams
Name: Eric Williams
Title: Managing Director

THE TORONTO DOMINION BANK, as Purchaser Agent and the Related Committed Purchaser for the TD Purchaser Group

By:	/s/ Brad Purkis
Name: Brad Purkis
Title: Managing Director

GTA FUNDING LLC, as a Conduit Purchaser and an Uncommitted Purchaser for the TD Purchaser Group

By:	/s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

Annex A to ~~Seventh~~Eighth Amendment

RECEIVABLES PURCHASE AGREEMENT

DATED AS OF APRIL 17, 2013

as amended by that certain Omnibus Amendment No. 1, dated as of July 22, 2013, that certain Omnibus Amendment No. 2, dated as of April 21, 2014, that certain Amendment No. 1 to Receivables Purchase Agreement, dated as of September 22, 2014, that certain Amendment No. 2 to Receivables Purchase Agreement, dated as of April 17, 2015, that certain Amendment No. 3 to Receivables Purchase Agreement, dated as of June 1, 2016, that certain Amendment No. 4 to Receivables Purchase Agreement, dated as of July 6, 2017, that certain Amendment No. 5 to Receivables Purchase Agreement, dated as of March 13, 2019, that certain Amendment No. 6 to Receivables Purchase Agreement, dated as of June 22, ~~2020 and~~ 2020, that certain Amendment No. 7 to Receivables Purchase Agreement, dated October 20, ~~2021~~2021, and that certain Amendment No. 8 to Receivables Purchase Agreement, dated December 15, 2022

AMONG

HSFR, INC., AS SELLER,

HENRY SCHEIN, INC., AS INITIAL SERVICER,

THE VARIOUS PURCHASER GROUPS FROM TIME TO TIME PARTY HERETO

AND

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), AS AGENT

TABLE OF CONTENTS

Page

ARTICLE I.	PURCHASE ARRANGEMENTS

Section 1.1	Purchase Facility	1
Section 1.2	Incremental Purchases	2
Section 1.3	Decreases	3
Section 1.4	Deemed Collections; Maximum Purchase Limit	3
Section 1.5	Payment Requirements and Computations	4
Section 1.6	Sharing of Payments, etc.	4
Section 1.7	Taxes	5
Section 1.8	Rates	5

ARTICLE II.	PAYMENTS AND COLLECTIONS

Section 2.1	Payments of Recourse Obligations	~~5~~6
Section 2.2	Collections Prior to the Facility Termination Date	~~5~~6
Section 2.3	Repayment on the Facility Termination Date; Collections	~~6~~7
Section 2.4	Payment Rescission	7

ARTICLE III.	COMMERCIAL PAPER FUNDING

Section 3.1	CP Costs	~~7~~8
Section 3.2	Calculation of CP Costs	~~7~~8
Section 3.3	CP Costs Payments	~~7~~8
Section 3.4	Default Rate	~~7~~8

ARTICLE IV.	BANK FUNDINGS

Section 4.1	Bank Fundings	~~7~~8
Section 4.2	Yield Payments.	8
Section 4.3	Suspension of ~~the LIBO Rate~~ Term SOFR	~~8~~9
Section 4.4	Default Rate	~~8~~9
Section 4.5	~~Effect of~~ Benchmark ~~Transition Event~~ Replacement Setting	~~8~~9

ARTICLE V.	REPRESENTATIONS AND WARRANTIES

Section 5.1	Representations and Warranties of the Seller	12
Section 5.2	Representations and Warranties of the Seller With Respect to Each Sale of Receivables	16
Section 5.3	Representations and Warranties of Servicer	17

ARTICLE VI.	CONDITIONS OF PURCHASES

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Section 6.1	Conditions Precedent to Initial Incremental Purchase; Closing Date	20
Section 6.2	Conditions Precedent to All Purchases and Reinvestments	20

ARTICLE VII.	COVENANTS

Section 7.1	Affirmative Covenants of the Seller	21
Section 7.2	Negative Covenants of the Seller	~~23~~26
Section 7.3	Affirmative Covenants of the Servicer	~~25~~28
Section 7.4	Negative Covenants of the Servicer	~~29~~32

ARTICLE VIII.	ADMINISTRATION AND COLLECTION

Section 8.1	Designation of Servicer	34
Section 8.2	Duties of Servicer	34
Section 8.3	Collection Notices	~~32~~35
Section 8.4	Responsibilities of Seller	35
Section 8.5	Settlement Reports	36
Section 8.6	Servicing Fee	~~33~~36

ARTICLE IX.	TERMINATION EVENTS

Section 9.1	Termination Events	~~33~~36
Section 9.2	Remedies	40

ARTICLE X.	INDEMNIFICATION

Section 10.1	Indemnities by the Seller Parties	~~37~~40
Section 10.2	Increased Cost and Reduced Return	43
Section 10.3	Other Costs and Expenses	~~40~~43

ARTICLE XI.	THE AGENTS

Section 11.1	Appointment and Authorization	44
Section 11.2	Delegation of Duties	45
Section 11.3	Exculpatory Provisions	45
Section 11.4	Reliance by Agents	~~42~~45
Section 11.5	Notice of Termination Events	~~43~~46
Section 11.6	Non-Reliance on Agent, Purchaser Agents and Other Purchasers	~~43~~46
Section 11.7	Agents and Affiliates	47
Section 11.8	Indemnification	47
Section 11.9	Successor Agent	~~44~~47

Section 11.10	Erroneous ~~Payment~~Payments	~~44~~47

ARTICLE XII.	ASSIGNMENTS AND PARTICIPATIONS

Section 12.1	Successors and Assigns; Participations; Assignments	49

ARTICLE XIII.	MISCELLANEOUS

Section 13.1	Waivers and Amendments	51
Section 13.2	Notices	52
Section 13.3	Protection of Agent’s Security Interest	~~49~~52
Section 13.4	Confidentiality	~~50~~53
Section 13.5	Bankruptcy Petition	~~51~~54
Section 13.6	Limitation of Liability	~~51~~54
Section 13.7	CHOICE OF LAW	~~51~~54
Section 13.8	CONSENT TO JURISDICTION	55
Section 13.9	WAIVER OF JURY TRIAL	~~52~~55
Section 13.10	Integration; Binding Effect; Survival of Terms	~~52~~55
Section 13.11	Counterparts; Severability; Section References	56
Section 13.12	Characterization	~~53~~56
Section 13.13	Federal Reserve	~~53~~57
Section 13.14	Patriot Act	~~53~~57

Exhibits and Schedules

Exhibit I	Definitions

Exhibit II	Form of Purchase Notice

Exhibit III	Places of Business of the Seller Parties; Locations of Records

Exhibit IV	Form of Compliance Certificate

Exhibit V	Form of Collection Account Agreement

Exhibit VI	Form of Settlement Report

Exhibit VII	Form of Assumption Agreement

Exhibit VIII	Form of Transfer Supplement

Exhibit IX	Form of Performance Undertaking

Exhibit X	List of Responsible Officers

Exhibit XI	Form of Interim Settlement Report

Exhibit XII	Form of Reduction Notice

Exhibit XIII	Form of Maximum Purchase Limit Decrease Request

Exhibit XIV	Calculation Periods

Exhibit XV	Purchaser Groups

Schedule A	Closing Documents

RECEIVABLES PURCHASE AGREEMENT

THIS RECEIVABLES PURCHASE AGREEMENT, dated as of April 17, 2013 is entered into by and among:

(a) HSFR, Inc., a Delaware corporation (“Seller”),

(b) Henry Schein, Inc., a Delaware corporation (“Schein”), as initial Servicer (the Servicer together with Seller, the “Seller Parties” and each, a “Seller Party”),

(c) the various Purchaser Groups from time to time party hereto, and

(d) MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as agent for each Purchaser Group (together with its successors and assigns in such capacity, the “Agent”).

Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

PRELIMINARY STATEMENTS

1. Seller desires to transfer and assign Receivable Interests from time to time.

2. The Purchasers desire to purchase Receivable Interests from Seller from time to time.

3. MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.) has been requested and is willing to act as Agent on behalf of the Purchasers and their assigns in accordance with the terms hereof.

In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

PURCHASE ARRANGEMENTS

Section 1.1 Purchase Facility.

(a) Upon the terms and subject to the conditions of this Agreement (including, without limitation, Article VI), from time to time prior to the Facility Termination Date, Seller may request that the Purchaser Groups purchase from Seller undivided ownership interests in the Receivables and the associated Related Security and Collections (which interest shall be held by the Agent on behalf of the applicable Purchasers). Each Uncommitted Purchaser may (in its sole discretion), and each Related Committed Purchaser severally hereby agrees to, make Incremental Purchases, on the terms and subject to the conditions hereof before the Facility Termination Date, ratably based on the applicable Purchaser Group’s Ratable Share of each Incremental Purchase requested pursuant to Section 1.2 (and, in the case of each Related Committed Purchaser, its Commitment Percentage of its Purchaser Group’s Ratable Share of such Purchase); provided that no Purchase shall be made by any Purchaser if, after giving effect thereto, either (i) if such Purchaser is a Related Committed Purchaser, such Purchaser’s aggregate Invested Amount would exceed its Available Commitment, (ii) the Group Invested Amount would exceed the Group Commitment for such Purchaser’s Purchaser Group, (iii) the aggregate of the Receivable Interests would exceed 100% or (iv) the Aggregate Invested Amount would exceed the Maximum Purchase Limit. It is the intent of the Conduit Purchasers to fund any Purchases hereunder through the issuance of Commercial Paper. If any Purchaser funds or refinances its investment in a Receivable Interest through any means other than the issuance of Commercial Paper, in lieu of paying CP Costs on the Invested Amount pursuant to Article III hereof, Seller will pay Yield thereon at the applicable Yield Rate in accordance with Article IV hereof. Nothing herein shall be deemed to constitute a commitment of any Conduit Purchaser to issue Commercial Paper.

(b) Seller may in its sole discretion, upon at least 45 Business Days’ written notice to the Agent (which shall promptly forward a copy to each Purchaser Agent), call and repurchase from the Purchasers all right, title and interest in the Receivables and terminate the purchase facility in whole, or upon at least 15 Business Days’ written notice in a form set forth as Exhibit XIII (each such notice, a “Maximum Purchase Limit Decrease Notice”) to the Agent (which shall promptly forward a copy to each Purchaser Agent) reduce in part the unused portion of the Maximum Purchase Limit (but not below the amount which would cause the Group Invested Amount of any Purchaser Group to exceed its Group Commitment (after giving effect to such reduction) and, unless terminated in whole, not below $200,000,000); provided that each partial reduction of the Maximum Purchase Limit shall be in an amount equal to $10,000,000 (or a larger integral multiple of $1,000,000 if in excess thereof). Such reduction shall, unless otherwise agreed to in writing by the Seller, the Agent and each Purchaser Agent, be applied ratably to reduce the Group Commitment of each Purchaser Group.

(c) Seller may from time to time request that the Purchaser Groups increase their respective existing Group Commitments and, to the extent the existing Purchaser Groups do not consent to any such requested increase, Seller may add a new Purchaser Group as a party hereto; provided that (i) each Purchaser Agent (on behalf of the related Purchaser Group) shall, in its sole discretion, make a determination whether or not to grant any request to increase its Purchaser Group’s Group Commitment and (ii) the prior written consent of the Agent shall be required for any such increase or addition (such consent not to be unreasonably withheld, conditioned or delayed).

Section 1.2 Incremental Purchases. Seller shall provide the Agent and each Purchaser Agent with at least one (1) Business Day’s prior written notice in a form set forth as Exhibit II hereto of each Incremental Purchase (each, a “Purchase Notice”) by 12:00 noon (New York time) on the Business Day prior to the Purchase Date. Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $1,000,000, or a larger integral multiple of $100,000, with respect to each Purchaser Group) and the Purchase Date. Following receipt of a Purchase Notice, the applicable Purchaser Agent will determine whether the related Uncommitted Purchaser will fund the requested Incremental Purchase. If such Uncommitted Purchaser (in its sole discretion) elects not to fund an Incremental Purchase, the Incremental Purchase shall be funded ratably by its Related Committed Purchasers (in accordance with such Related Committed Purchasers’ Available Commitments). On each Purchase Date, upon satisfaction of the applicable

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conditions precedent set forth in Article VI, each applicable Purchaser shall deposit to the Facility Account, in immediately available funds, no later than 2:00 p.m. (New York time), an amount equal to such Purchaser’s portion (based on each Purchaser Group’s Ratable Share and, if applicable, such Purchaser’s Available Commitment) of the requested Purchase Price.

Section 1.3 Decreases.

(a) Optional Reductions. Seller shall provide the Agent and each Purchaser Agent with prior written irrevocable notice in the form set forth as Exhibit XII hereto (a “Reduction Notice”) of any proposed reduction of Aggregate Invested Amount (a) at least three (3) Business Days prior to any such proposed reduction greater than or equal to $50,000,000 and (b) at least one (1) Business Day prior to any such proposed reduction less than $50,000,000. Such Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Invested Amount shall occur, and (ii) the amount of Aggregate Invested Amount to be reduced (the “Aggregate Reduction”) which shall be applied to all Receivable Interests (ratably, according to each Purchaser’s aggregate Invested Amount).

(b) Mandatory Reductions. Seller shall also ensure that the aggregate of the Receivable Interests shall at no time exceed 100%. If the aggregate of the Receivable Interests exceeds 100%, Seller shall pay to each Purchaser Agent for the benefit of the related Purchasers on or before the next Business Day an amount to be applied to reduce the Aggregate Invested Amount (ratably, according to each Purchaser’s aggregate Invested Amount), such that after giving effect to such payment the aggregate of the Receivable Interests equals or is less than 100%.

Section 1.4 Deemed Collections; Maximum Purchase Limit.

(a) If on any day:

(i) the Outstanding Balance of any Receivable is reduced or cancelled as a result of any credit issued for returned or repossessed goods, any shortages, any pricing adjustment, any volume rebate or any other allowance, adjustment or deduction by Originator or any Affiliate thereof, or as a result of any governmental or regulatory action, or

(ii) the Outstanding Balance of any Receivable is reduced or canceled as a result of a setoff or disputed item in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

(iii) the Outstanding Balance of any Receivable is reduced on account of the obligation of Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

(iv) the Outstanding Balance of any Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Settlement Report (for any reason other than receipt of Collections), or

(v) any of the representations or warranties of Seller with respect to any Receivable set forth in Article V were not true in all material respects when made,

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then, on such day, Seller shall (I) be deemed to have received a Collection of such Receivable (A) in the case of clauses (i) through (iv) above, in the amount of such reduction or cancellation or the difference between the actual Outstanding Balance and the amount included in calculating such Net Pool Balance, as applicable; and (B) in the case of clause (v) above, in the amount of the Outstanding Balance of such Receivable and, not later than two (2) Business Days thereafter shall pay to the Collection Account the amount of any such Collection deemed to have been received or (II) prior to the occurrence of a Termination Event, setoff the amount of such reduction or cancellation against the purchase price otherwise owed to the Applicable Originator for additional Receivables.

(b) Seller shall ensure that the Aggregate Invested Amount at no time exceeds the Maximum Purchase Limit. If at any time the Aggregate Invested Amount exceeds the Maximum Purchase Limit, Seller shall pay to each Purchaser Agent for the benefit of the related Purchasers immediately an amount to be applied to reduce the Aggregate Invested Amount (ratably, according to each Purchaser’s aggregate Invested Amount), such that after giving effect to such payment the Aggregate Invested Amount is less than or equal to the Maximum Purchase Limit.

Section 1.5 Payment Requirements and Computations. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 2:00 p.m. (New York time) on the day when due in immediately available funds, and if not received before 2:00 p.m. (New York time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to or for the account of any Purchaser, such amounts shall be paid to the account from time to time specified by the related Purchaser Agent to the Seller and the Servicer. All computations of CP Costs, Yield, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letters shall be made on the basis of a year of 360 days for the actual number of days elapsed (other than Yield calculated at the Prime Rate or the Federal Funds Effective Rate, which shall be made on the basis of a year of 365 or 366 days, as the case may be). If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

Section 1.6 Sharing of Payments, etc. If any Purchaser (for purpose of this Section 1.6 only, a “Recipient”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any interest in the Receivable Interest owned by it in excess of its ratable share thereof, such Recipient shall forthwith purchase from the Purchasers entitled to a share of such amount participations in the percentage interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person’s ratable share (according to the proportion of (a) the amount of such other Person’s required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

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Section 1.7 Taxes.

(a) The Seller agrees that any and all payments by the Seller under this Agreement shall be made free and clear of and without deduction for any and all current or future taxes, stamp or other taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than Excluded Taxes; provided that if the Seller shall be required under applicable law to deduct any such taxes from such payments, then (i) the Seller shall make such deductions, and (ii) the Seller shall pay the full amount deducted to the relevant Official Body in accordance with applicable law, the sum payable shall be increased as necessary so that after making all required deductions the recipient of such payment receives an amount equal to the sum it would have received had no such deductions been made.

(b) The Agent, each Purchaser Agent (if other than the Agent) and each Purchaser agrees to provide, on or before the first date on which any payment is required to be made to such Person under this Agreement, (i) a properly completed and duly executed Internal Revenue Service Form W-9, (ii) a properly completed, duly executed Internal Revenue Service Form W-8ECI, or (iii) in the case of a Purchaser Agent (if other than the Agent) or a Purchaser, a properly completed, duly executed Internal Revenue Service Form W-8BEN establishing an exemption from U.S. federal withholding tax pursuant to the “interest” article of an applicable income tax treaty.

Section  1.8 Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, the Term SOFR Reference Rate, or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Seller. The Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Seller, the Servicer, any Purchaser, any Purchase Agent or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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ARTICLE II.

PAYMENTS AND COLLECTIONS

Section 2.1 Payments of Recourse Obligations. Seller hereby promises to pay the following (collectively, the “Recourse Obligations”):

(a) all amounts due and owing under Section 1.3 or 1.4 on the dates specified therein;

(b) the fees set forth in the Fee Letters on the dates specified therein;

(c) all accrued and unpaid Yield on the Receivable Interests accruing Yield at the Yield Rate on each Settlement Date applicable thereto;

(d) all accrued and unpaid CP Costs on the Receivable Interests funded with Commercial Paper on each Settlement Date; and

(e) all Broken Funding Costs and all amounts due and owing under Article X, including, Indemnified Amounts, in each case, upon demand.

Section 2.2 Collections Prior to the Facility Termination Date.

(a) If at any time any Collections (including any Deemed Collections) are received in the Collection Accounts prior to the Facility Termination Date, Seller hereby requests and each Purchaser hereby agrees to make, simultaneously with such receipt, a reinvestment (each, a “Reinvestment”) with the Purchasers’ Portion of the balance of each and every Collection received by the Servicer such that, after giving effect to such Reinvestment, the Invested Amount of the Receivable Interests of each Purchaser immediately after such receipt and corresponding Reinvestment shall be equal to the amount of such Invested Amounts immediately prior to such receipt. Notwithstanding the foregoing, (i) all such Reinvestments shall be subject to Section 6.2 and (ii) the Servicer may retain in the Collection Accounts amounts for distribution on the following Settlement Date or for decreases in the Aggregate Investment Amount in accordance with Section 1.3.

(b) On each Settlement Date prior to the Facility Termination Date, the Servicer shall remit to each Purchaser Agent for the benefit of its Purchaser Group (or, if applicable, to the Agent for its own benefit) the amounts set aside during the preceding Calculation Period that have not been subject to a Reinvestment and (after deduction of its Servicing Fee) apply such amounts (if not previously paid in accordance with Section 2.1) to the Aggregate Unpaids in the order specified:

first, ratably to the payment of all accrued and unpaid CP Costs, Yield and Broken Funding Costs (if any) that are then due and owing,

second, ratably to the payment of all accrued and unpaid fees under the Fee Letters (if any) that are then due and owing,

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third, if required under Section 1.3 or 1.4, to the ratable reduction of the Aggregate Invested Amount,

fourth, for the ratable payment of all other unpaid Recourse Obligations, if any, that are then due and owing, and fifth, the balance, if any, to Seller or otherwise in accordance with Seller’s instructions, provided that, after giving effect to any payment pursuant to this clause fifth, (i) the aggregate of the Receivable Interests would be less than 100% and (ii) the Aggregate Invested Amount would be less than the Maximum Purchase Limit.

Section 2.3 Repayment on the Facility Termination Date; Collections.

On the Facility Termination Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the Secured Parties, all Collections received on each such day. On and after the Facility Termination Date, the Servicer shall, on each Settlement Date and on each other Business Day specified by the Agent (after deduction of any accrued and unpaid Servicing Fee as of such date) apply all Collections and all other amounts in the Collection Accounts to reduce the Aggregate Unpaids as follows:

first, to the reimbursement of the Agent’s costs of collection and enforcement of this Agreement,

second, ratably to the payment of all accrued and unpaid CP Costs, Yield and Broken Funding Costs (if any),

third, ratably to the payment of all accrued and unpaid fees (if any) under the Fee Letters,

fourth, to the ratable reduction of Aggregate Invested Amount,

fifth, for the ratable payment of all other Aggregate Unpaids, and sixth, after the Final Payout Date, to Seller.

Section 2.4 Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the applicable Purchaser Agent (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus interest thereon at the Default Rate from the date of any such rescission, return or refunding.

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ARTICLE III.

COMMERCIAL PAPER FUNDING

Section 3.1 CP Costs. Seller shall pay CP Costs with respect to the Invested Amount of all Receivable Interests funded through the issuance of Commercial Paper.

Section 3.2 Calculation of CP Costs. Prior to each Settlement Date, each Purchaser (or the applicable Purchaser Agent on its behalf) shall calculate the aggregate amount of CP Costs applicable to its Receivable Interests accrued through the relevant Calculation Period and shall notify Seller of such aggregate amount.

Section 3.3 CP Costs Payments. On each Settlement Date, Seller shall pay to the applicable Purchaser Agent (for the benefit of the related Conduit Purchaser) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the portion of the Invested Amounts of all Receivable Interests funded by such Conduit Purchaser with Commercial Paper for the Calculation Period then most recently ended in accordance with Article II.

Section 3.4 Default Rate. From and after the occurrence of a Termination Event, all Receivable Interests shall accrue Yield at the Default Rate.

ARTICLE IV.

BANK FUNDINGS

Section 4.1 Bank Fundings. Prior to the occurrence of a Termination Event, the portion of outstanding Invested Amount of each Receivable Interest funded with Bank Fundings shall accrue Yield for each day during its Interest Period at the applicable Yield Rate in accordance with the terms and conditions hereof. If any undivided interest in a Receivable Interest initially funded with Commercial Paper is sold (or otherwise participated) to the Liquidity Providers pursuant to a Liquidity Agreement, such undivided interest in such Receivable Interest shall be deemed to have an Interest Period commencing on the date of such sale.

Section 4.2 Yield Payments.

(a) On the Settlement Date for each Receivable Interest that is funded with a Bank Funding, Seller shall pay to each applicable Purchaser Agent (for the benefit of its Purchaser Group) an aggregate amount equal to the accrued and unpaid Yield thereon for the entire Interest Period of each related Bank Funding in accordance with Article II.

(b) In connection with the use or administration of Term SOFR, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Agent will promptly notify the Seller and the Purchaser Agents of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

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Section 4.3 Suspension of ~~LIBO Rate~~Term SOFR. If any Purchaser or Liquidity Provider notifies the related Purchaser Agent that (i) it has determined that funding its ratable share of the Bank Fundings at or by reference ~~a LIBO Rate~~to Term SOFR would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, (ii) deposits of a type and maturity appropriate to match fund its Bank Funding at or by reference to ~~such LIBO Rate~~Term SOFR are not available or (iii) ~~such LIBO Rate~~Term SOFR does not accurately reflect the cost of acquiring or maintaining a Bank Funding at ~~such LIBO Rate~~Term SOFR, then such Purchaser Agent shall give written notice thereof to the Seller as promptly as practicable thereafter and, until such Purchaser Agent notifies the Seller that the circumstances giving rise to such notice no longer exist, (a) no portion of the Invested Amount shall be funded at ~~the LIBO Rate~~Term SOFR or at the Alternate Base Rate determined by reference to ~~the LIBO Rate~~Term SOFR and (b) the Yield for any outstanding portions of the Invested Amount then funded at ~~the LIBO Rate~~Term SOFR or at the Alternate Base Rate determined by reference to ~~the LIBO Rate~~Term SOFR shall, on the last day of the then current Interest Period, be converted to the Alternate Base Rate determined by reference to clause (ii) of the definition of the Alternate Base Rate.

Section 4.4 Default Rate. From and after the occurrence of a Termination Event, all Bank Fundings shall accrue Yield at the Default Rate.

~~Section 4.5 Effect of Benchmark Transition Event.~~

Section 4.5 ~~(a)~~ Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, ~~if~~upon the occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of~~, the Agent and the Seller may amend this Agreement to replace the then-current Benchmark~~, then (x) if~~ with a Benchmark Replacement ~~is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any~~. Any such amendment with respect to~~, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after~~ a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the ~~date notice of such Benchmark Replacement is provided to the Seller, Purchasers and the Purchaser Agents without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document~~Agent has posted such proposed amendment to all affected Purchaser Agents and the Seller so long as the Agent has not received, by such time, written notice of objection to such ~~Benchmark Replacement~~amendment from Purchaser Agents comprising the Required Purchaser Agents.~~(b) Term SOFR Transition Event. Notwithstanding anything to the contrary herein or in any other Transaction Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark~~

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~~Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document; provided that, this clause (b) shall not be effective unless the Agent has delivered to the Seller, the Purchasers and the Purchaser Agents a Term SOFR Notice. For the avoidance of doubt, the Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion.~~ No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 4.5(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) ~~(c)~~ Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right~~, in consultation with the Seller,~~ to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(c) ~~(d)~~ Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Seller~~, Purchasers~~ and the Purchaser Agents of ~~(i) any occurrence of a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date, (ii)~~ (i) the implementation of any Benchmark Replacement~~, (iii)~~ and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement ~~Conforming Changes, (iv)~~ . The Agent will notify the Seller of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to ~~clause (e~~Section 4.5(d) ~~below~~ and ~~(v)~~ (y) the commencement ~~or conclusion~~ of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any ~~Purchasers~~Purchaser or the Purchaser Agents (or groups of Purchasers or Purchaser Agents) pursuant to this Section 4.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 4.5.

(d) ~~(e)~~ Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), ~~(i)~~ (i) if the then-current Benchmark is a term rate (including the Term SOFR ~~or LIBO~~Reference Rate) and either ~~(i)~~ (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or ~~(ii)~~ (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be ~~no longer~~ representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after

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such time to remove such unavailable or non-representative tenor and ~~(ii)~~ (ii) if a tenor that was removed pursuant to clause (i) above either ~~(i)~~ (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or ~~(ii)~~ (B) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative for a Benchmark ~~(including a Benchmark Replacement)~~, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) ~~(f)~~ Benchmark Unavailability Period. Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, ~~(i) no Purchases shall be funded at the LIBO Rate or at~~none of the Purchasers or Purchaser Agents shall allocate any Receivable Interest with respect to Purchases made during such period or reallocate any Receivable Interests allocated to any then existing Interest Period ending during such period, to a Receivable Interest for which Yield is calculated by reference to Term SOFR. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate ~~determined by reference to the LIBO Rate and (ii) the Yield for any outstanding portions of the Invested Amount then funded at the LIBO Rate or at the Alternate Base Rate determined by reference to the LIBO Rate shall, (x) in the case of any Invested Amount then funded at the LIBO Rate, on the last day of the then current Interest Period, be converted to the Alternate Base Rate determined by reference to clause (ii) of the definition of the Alternate Base Rate, and (y) in the case of any Invested Amount then funded at the Alternate Base Rate determined by reference to the LIBOR Rate, on such day, be converted to the Alternate Base Rate determined by reference to clause (ii) of the definition of~~based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

~~(g) LIBOR Notification. The interest rate on an Invested Amount may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to~~

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~~identify new or alternative reference rates to be used in place of LIBOR. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, Section 4.5(a) and (b) provide a mechanism for determining an alternative rate of interest. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to the LIBOR or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 4.5(a) or (b), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 4.5(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability. The Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Seller.~~

~~(h) Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, solely with respect to clause (3) of the definition of Benchmark Replacement, the parties hereto shall use their commercially reasonable efforts to cause any Benchmark Replacement to constitute a “qualified rate” within the meaning of Proposed United States Treasury Regulations Section 1.1001-6(b).~~

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Agent, each Purchaser Agent and each Purchaser as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

(a) Organization and Qualification. The Seller’s only jurisdiction of organization is correctly set forth in the preamble of this Agreement. The Seller is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. The Seller is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership of its properties or the nature of its activities (including transactions giving rise to Receivables), or both, requires it to be so qualified or, if not so qualified, the failure to so qualify would not have a material adverse effect on its financial condition or results of operations.

(b) Authority. The Seller has the legal power and authority to execute and deliver the Transaction Documents, to make the sales provided for herein and to perform its obligations under this Agreement and the other Transaction Documents.

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(c) Execution and Binding Effect. Each of the Transaction Documents to which the Seller is a party has been duly and validly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar Laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.

(d) Authorizations and Filings. The Seller has obtained and holds in full force all authorizations, consents, approvals, licenses, exemptions or other actions by, registrations, qualifications, designations, declarations or filings with, any Official Body which are necessary in connection with the execution and delivery by the Seller of each of the Transaction Documents to which the Seller is a party, the consummation by the Seller of the transactions herein or therein contemplated or the performance by the Seller of or the compliance by the Seller with the terms and conditions hereof or thereof, to ensure the legality, validity or enforceability hereof or thereof, or to ensure that the Agent (for the benefit of the Secured Parties) will have an ownership or security interest in and to the Receivables.

(e) Location of Chief Executive Office, etc. As of the date hereof: (i) the Seller’s chief executive office is located at the address for notices set forth on the signature page hereof; (ii) the offices where the Seller keeps all of its Records are listed on Exhibit III hereto; and (iii) since its incorporation, the Seller has operated only under the name identified in Exhibit III hereto, and has not changed its name, merged or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy).

(f) Perfection. This Agreement is effective to create a valid security interest in favor of the Agent for the benefit of the Secured Parties in the Purchased Assets to secure payment of the Aggregate Unpaids. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent’s (on behalf of the Secured Parties) security interest in the Receivables and the other Purchased Assets (in the case of such other Purchased Assets, to the extent such security interest may be perfected by filing a financing statement), which security interest is free and clear of any Lien except as created by the Transaction Documents. Seller’s only jurisdiction of organization is Delaware.

(g) Absence of Conflicts. Neither the execution and delivery by the Seller of each of the Transaction Documents to which the Seller is a party, nor the consummation by the Seller of the transactions herein or therein contemplated, nor the performance by the Seller of or the compliance by the Seller with the terms and conditions hereof or thereof will (i) violate any Law or (ii) conflict with or result in a breach of or a default under (A) the certificate of incorporation or by-laws of the Seller or (B) any material agreement or instrument, including, without limitation, any and all indentures, debentures, loans or other agreements to which the Seller is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, which, in any case, could reasonably be expected to have a material adverse effect on the financial position or results of operations of the Seller or result in the creation or imposition of any Lien pursuant to the terms of any such instrument or agreement upon any property (now owned or hereafter acquired) of the Seller. The Seller has not entered into any agreement with any Obligor prohibiting, restricting or conditioning the assignment of any portion of the Receivables.

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(h) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event.

(i) Accurate and Complete Disclosure. No information (when taken as a whole) furnished by the Seller to the Agent, any Purchaser Agent or any Purchaser pursuant to or in connection with this Agreement or any transaction contemplated hereby is false or misleading in any material respect as of the date as of which such information was furnished (including by omission of material information necessary to make such information not misleading); provided that, with respect to projected financial information of a general economic nature, and general industry information, the Seller represents that such information was prepared in good faith based upon assumptions believed at that time.

(j) [Intentionally Omitted].

(k) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(l) Litigation. No injunction, decree or other decision has been issued or made by any Official Body that prevents and, to the knowledge of the Seller, no threat by any Person has been made to attempt to obtain any such decision that could reasonably be expected to have a material adverse effect on the conduct by the Seller of a significant portion of the Seller’s business operations or any portion of its business operations affecting the Receivables, and no litigation, investigation or proceeding exists or, to the knowledge of the Seller, is threatened in writing asserting the invalidity of any of the Transaction Documents, seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents, or seeking any determination or ruling that could reasonably be expected to materially and adversely affect (A) the performance by the Seller of its obligations under the Transaction Documents or (B) the validity or enforceability of the Transaction Documents or any material amount of the Receivables.

(m) Margin Regulations. The use of all funds acquired by the Seller under this Agreement will not conflict with or contravene any of Regulations T, U and X of the Board of Governors of the Federal Reserve System, as the same may from time to time be amended, supplemented or otherwise modified.

(n) Taxes. The Seller has timely filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all material taxes due pursuant to such returns and paid or contested any assessment received by the Seller related to such returns.

(o) Books and Records. The Seller has indicated on its books and records (including any computer files), that the Receivable Interest in the Receivables sold by the Seller hereunder is the property of Purchasers. The Seller maintains at, or shall cause the Servicer to maintain at, one or more of their respective offices listed in Exhibit III hereto the complete Records for the Receivables.

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(p) Creditor Approval. The Seller has obtained from its creditors (i) all approvals necessary to sell and assign the Receivables and (ii) releases of any security interests in the Receivables.

(q) Financial Condition.

(i) The Seller is not insolvent or the subject of any Event of Bankruptcy and the sale of Receivables on such day will not be made in contemplation of the occurrence thereof.

(ii) Since its incorporation, there has been no material adverse change in, or a material adverse effect upon, the business, operations or financial condition of the Seller.

(r) Financial Information. If and when produced in accordance with the terms of this Agreement, the consolidated balance sheet of the Seller as at the most recent Fiscal Year end and the related statements of income of the Seller for the Fiscal Year then ended, fairly present the consolidated financial position of the Seller as at such date and the consolidated results of the operations, all in accordance with GAAP); provided that, with respect to projected financial information of a general economic nature, and general industry information, the Seller represents that such information was prepared in good faith based upon assumptions believed at that time.

(s) Investment Company. The Seller (i) is not a “covered fund” under the Volcker Rule and (ii) is not an “investment company” or a company “controlled by an investment company” within the meaning of the Investment Company Act of 1940, as amended. In determining that the Seller is not a covered fund, the Seller either does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act of 1940 or is entitled to the benefit of the exclusion for loan securitizations in the Volcker Rule under 17 C.F.R. 75.10(c)(8).

(t) Payments to Applicable Originator. With respect to each Receivable transferred to Seller under the Receivables Sale Agreement, Seller has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(u) Seller’s Business. The Seller has conducted no other business except as contemplated under the Transaction Documents and has no Indebtedness or Liens, except for as permitted under the Transaction Documents.

(v) Policies and Procedures; Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions; Proceeds. Policies and procedures have been implemented and maintained by or on behalf of each of the Seller Parties that are designed to achieve compliance by the Seller Parties and their respective Subsidiaries, directors, officers, employees and agents with Anti-Corruption Laws, applicable Anti-Terrorism Laws and applicable Sanctions and each of the Seller Parties and their respective Subsidiaries, and, to the knowledge of each of the Seller Parties, its respective officers, employees, directors and agents acting in any capacity in connection with or directly

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benefitting from the credit facility established hereby, are in compliance with Anti-Corruption Laws, applicable Anti-Terrorism Laws and applicable Sanctions, in each case in all material respects. None of (i) the Seller Parties or any of their respective Subsidiaries or, to the knowledge of the Seller Parties, as applicable, any of their respective directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the credit facility established hereby, is a Sanctioned Person, (ii) the Seller Parties nor any of their respective Subsidiaries is organized or resident in a Sanctioned Country, and (iii) the Seller Parties has violated, been found in violation of any Anti-Corruption Laws, applicable Anti-Terrorism Laws or applicable Sanctions, in each case, in any material respect. No Purchase or use of proceeds thereof by any Seller Party or any of their respective Subsidiaries in any manner will violate Anti-Corruption Laws, applicable Anti-Terrorism Laws or applicable Sanctions.

(w) Beneficial Ownership Rule. The Seller is an entity that is organized under the laws of the United States or of any State and at least 51 percent of whose common stock or analogous equity interest is owned by a Person whose common stock or analogous equity interests are listed on the New York Stock Exchange or the American Stock Exchange or have been designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of Legal Entity Customer as defined in the Beneficial Ownership Rule.

Section 5.2 Representations and Warranties of the Seller With Respect to Each Sale of Receivables. By selling undivided ownership interests in Receivables to the Purchasers, either by Incremental Purchase or Reinvestment, the Seller represents and warrants to the Agent, each Purchaser Agent and each Purchaser as of the date of such sale of an Incremental Purchase or Reinvestment (in addition to its other representations and warranties contained herein or made pursuant hereto) that:

(a) Purchase Notice. If such sale relates to an Incremental Purchase, all information set forth on the related Purchase Notice is true and correct in all material respects as of the date of such Incremental Purchase.

(b) Assignment. This Agreement vests in the Agent, for the benefit of the Secured Parties, all the right, title and interest of the Seller in and to the Receivable Interest in the Receivables, and the Related Security and Collections with respect thereto, and constitutes a valid sale of or grant of a security interest in the Receivable Interest, enforceable against all creditors of and purchasers from the Seller.

(c) No Liens. Each Receivable, together with the related Contract and all purchase orders and other agreements related to such Receivable, is owned by the Seller free and clear of any Lien, except as provided herein, and is not subject to any Dispute. When each of the Purchasers makes a purchase of a Receivable Interest in such Receivable, it shall have acquired and shall continue to have maintained an undivided percentage ownership interest to the extent of its percentage of the Receivable Interest in such Receivable and in the Related Security and the Collections with respect thereto free and clear of any Lien, except as provided herein. The Seller has not and will not prior to the time of the sale of any such interest to the Purchasers have sold, pledged, assigned, transferred or subjected, and will not thereafter sell, pledge, assign, transfer or subject, to a Lien any of the Receivables, the Related Security or the Collections, other than the assignment of Receivable Interests therein to the Agent, for the benefit of the Secured Parties, in accordance with the terms of this Agreement.

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(d) Filings. On or prior to each Purchase and each recomputation of the Receivable Interest, all financing statements required to be recorded or filed in order to perfect the security interest in the Purchased Assets against all creditors of and purchasers from the Seller and all other Persons whatsoever will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

(e) [Intentionally Omitted].

(f) Collection Banks, Collection Accounts and Lock-Boxes. The names and addresses of all Collection Banks, together with the numbers of all Collection Accounts and Lock-Boxes at such Collection Banks and the addresses of all related Collection Accounts and Lock-Boxes, are specified in the Account Disclosure Letter (or such other Collection Banks, Collection Accounts and Lock Boxes that have been changed or established in accordance with Section 7.2(f)).

(g) Nature of Receivables. Each Receivable is, or will be, an eligible asset within the meaning of Rule 3a-7 promulgated under the Investment Company Act of 1940, as amended from time to time.

(h) Bona Fide Receivables. Each Receivable is an obligation of an Obligor arising out of a past or current sale or performance by the applicable Originator, in accordance with the terms of the Contract giving rise to such Receivable. The Seller has no knowledge of any fact that should have led it to expect at the time of the initial creation of an interest in any Receivable hereunder that such Receivable would not be paid in full when due except with respect to any Dilution. Each Receivable classified as an “Eligible Receivable” by the Seller in any document or report delivered hereunder satisfies the requirements of eligibility contained in the definition of Eligible Receivable.

Section 5.3 Representations and Warranties of Servicer. The Servicer represents and warrants to the Agent, each Purchaser Agent and each Purchaser on and as of the date hereof and as of the date of each Incremental Purchase and each Reinvestment after such date:

(a) Organization and Qualification. The Servicer’s only jurisdiction of organization is in Delaware. The Servicer is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. The Servicer is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership of its properties or the nature of its activities, or both, requires it to be so qualified or, if not so qualified, the failure to so qualify would not have a material adverse effect on its financial condition or results of operations.

(b) Authority. The Servicer has the legal power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder.

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(c) Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by the Servicer and constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar Laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity. This Agreement is effective to create a valid security interest in favor of the Agent for the benefit of the Secured Parties in the Purchased Assets to secure payment of the Aggregate Unpaids. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent’s (on behalf of the Secured Parties) security interest in the Receivables and the other Purchased Assets (in the case of such other Purchased Assets, to the extent such security interest may be perfected by filing a financing statement), which security interest is free and clear of any Lien except as created by the Transaction Documents. Servicers’ only jurisdiction of organization is Delaware.

(d) Authorizations and Filings. The Servicer has obtained and holds in full force all authorizations, consents, approvals, licenses, exemptions or other actions by, registrations, qualifications, designations, declarations or filings with, any Official Body which are necessary in connection with the execution and delivery by the Servicer of or the compliance by the Servicer with the terms and conditions hereof, to ensure the legality, validity or enforceability hereof, or to ensure that the Agent (for the benefit of the Secured Parties) will have an ownership and security interest in and to the Receivables.

(e) Absence of Conflicts. Neither the execution and delivery by the Servicer of this Agreement, nor the consummation by the Servicer of the transactions herein contemplated, nor the performance by the Servicer of or the compliance by the Servicer with the terms and conditions hereof will (i) violate any Law or (ii) conflict with or result in a breach of or a default under (A) the certificate of incorporation or by-laws of the Servicer or (B) any material agreement or instrument, including, without limitation, any and all indentures, debentures, loans or other agreements to which the Servicer is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, which, in any case, could reasonably be expected to have a material adverse effect on the financial position or results of operations of the Servicer or result in the creation or imposition of any Lien. The Servicer has not entered into any agreement with any Obligor prohibiting, restricting or conditioning the assignment of any portion of the Receivables.

(f) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event.

(g) Accurate and Complete Disclosure. No information (when taken as a whole) furnished by a Responsible Officer of the Servicer to the Agent, any Purchaser Agent or any Purchaser pursuant to or in connection with this Agreement or any transaction contemplated hereby is false or misleading in any material respect as of the date as of which such information was furnished (including by omission of material information necessary to make such information not misleading); provided that, with respect to projected financial information of a general economic nature, and general industry information, the Servicer represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at that time.

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(h) [Intentionally Omitted].

(i) No Change in Ability to Perform. Since the date hereof, there has been no material adverse change in the ability of the Servicer to perform its obligations hereunder.

(j) Credit and Collection Policy. The Credit and Collection Policy has been complied with in all material respects in regard to each Receivable and related Contract and no material change to the Credit and Collection Policy has been made unless (i) the Agent has received prior written notice of such change and (ii) the Agent and the Required Purchaser Agents have consented to such change if such change could reasonably be expected to have a material adverse effect on the collectibility of the Receivables generally or of any material portion of the Receivables.

(k) Financial Condition. The consolidated balance sheet of the Servicer and its Consolidated Subsidiaries as at the most recent Fiscal Year end and the related statements of income and cash flows of the Servicer and its Consolidated Subsidiaries for the fiscal year then ended, certified by BDO USA, LLP, independent accountants, or another nationally recognized firm of independent accountants, are available as a matter of public record. The unaudited consolidated balance sheet of the Servicer and its Consolidated Subsidiaries as at most recent fiscal quarter end and the related unaudited statements of income and cash flows of the Servicer and its Consolidated Subsidiaries for the periods then ended are available as a matter of public record. The Servicer will provide on the date of such public filing or the next succeeding Business Day a certificate to the Agent (which shall promptly forward a copy to each Purchaser Agent), that such balance sheet and statements of income and cash flows fairly present in all material respects the consolidated financial position of the Servicer and its Consolidated Subsidiaries as at such date and the consolidated results of the operations of and consolidated cash flows of the Servicer and its Consolidated Subsidiaries for the periods ended on such date, all in accordance with GAAP; provided that the requirement to deliver a certificate pursuant to this sentence shall not be required to the extent the Servicer publicly files a Form 10-Q or Form 10-K, as applicable, for the applicable period, with the Securities and Exchange Commission.

(l) Litigation. Except as set forth in the Servicer’s Quarterly Report on Form 10-Q or in the Servicer’s Annual Report on Form 10-K, in each case, most recently filed with the Securities Exchange Commission, no injunction, decree or other decision has been issued or made by any Official Body that would, individually or in the aggregate, have a material adverse effect on a significant portion of its business operations or any portion of its business operations affecting the Receivables, and, to the knowledge of the Servicer, no threat by any Person has been made to attempt to obtain any such decision (i) as to which there is a reasonable likelihood of an adverse determination and (ii) that, if adversely determined, would, individually or in the aggregate, have a material adverse effect on a significant portion of its business operations or any portion of its business operations affecting the Receivables. No litigation, investigation or proceeding exists or, to the knowledge of the Servicer, is threatened in writing asserting the invalidity of this Agreement, seeking to prevent the consummation of the transactions contemplated by this Agreement, or seeking any determination or ruling that could reasonably be expected to materially and adversely affect (A) the performance of the Servicer of its obligations under this Agreement, or (B) the validity or enforceability of this Agreement or any material amount of such Receivables.

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(m) Insurance. The Servicer currently maintains insurance with respect to its properties and businesses and causes its Subsidiaries to maintain insurance with respect to their properties and business against loss or damage of the kinds customarily insured against by corporations engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations including, without limitation, workers’ compensation insurance.

(n) ERISA. No ERISA Event has occurred or is reasonably expected to occur that, either alone or when taken together with all other such ERISA Events, could reasonably be expected to result in a material adverse effect on the business, financial condition, operations or properties of Schein and ERISA Affiliates taken as a whole. Any excess of the accumulated benefit obligations under one or more Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) over the fair market value of the assets of such Pension Plan or Pension Plans is in an amount that could not reasonably be expected, individually or in the aggregate, to result in a material adverse effect on the business, financial condition, operations or properties of Schein and ERISA Affiliates taken as a whole.

ARTICLE VI.

CONDITIONS OF PURCHASES

Section 6.1 Conditions Precedent to Initial Incremental Purchase; Closing Date. The initial Incremental Purchase of a Receivable Interest under this Agreement is subject to the conditions precedent that (a) the Agent and each Purchaser Agent shall have received on or before the date of such Purchase those documents listed on Schedule A and (b) the Agent and each Purchaser Agent shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.

Section 6.2 Conditions Precedent to All Purchases and Reinvestments. Each Incremental Purchase and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such Purchase: (i) the Servicer shall have delivered to the Agent and each Purchaser Agent on or prior to the date of such Purchase, in form and substance satisfactory to the Agent and each Purchaser Agent, all Settlement Reports as and when due under Section 8.5, and (ii) upon the Agent’s or any Purchaser Agent’s request, the Servicer shall have delivered to the Agent and each Purchaser Agent at least one (1) Business Day prior to such Purchase an interim settlement report in substantially the form of Exhibit XI; (b) the Agent and each Purchaser Agent shall have received such other documents as it may reasonably request and (c) on each Purchase Date, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):

(i) the representations and warranties set forth in Article V are true and correct in all material respects on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such Purchase Date;

(ii) no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that will constitute a Termination Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute an Unmatured Termination Event; and

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(iii) after giving effect to such Incremental Purchase or Reinvestment, the Aggregate Invested Amount will not exceed the Maximum Purchase Limit and the aggregate Receivable Interests will not exceed 100%.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Agent, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent and each Purchaser Agent, which right may be exercised at any time on demand of the Agent or any Purchaser Agent, to rescind the related purchase and direct Seller to pay to the Purchaser Agents, for the benefit of Purchasers (ratably, according to each Purchaser’s aggregate Invested Amount), an amount equal to the Collections that shall have been applied to the affected Reinvestment (but not in excess of the Aggregate Unpaids).

ARTICLE VII.

COVENANTS

Section 7.1 Affirmative Covenants of the Seller. In addition to its other covenants contained herein or made pursuant hereto, the Seller covenants with the Agent, each Purchaser Agent and each Purchaser as follows:

(a) Notice of Termination Event. Promptly upon becoming aware of, but in any event no later than two (2) Business Days, any Termination Event or Unmatured Termination Event, the Seller shall give the Agent (which shall promptly forward a copy to each Purchaser Agent) notice thereof, together with a written statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Seller.

(b) Notice of Material Adverse Change. Promptly upon becoming aware thereof, the Seller shall give the Agent (which shall promptly forward a copy to each Purchaser Agent) notice of any material adverse change in the business, operations or financial condition of the Seller, which reasonably could be expected to materially adversely affect the collectibility of the Receivables.

(c) Preservation of Corporate Existence. The Seller shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to materially adversely affect (i) the interests of the Agent, any Purchaser Agent or any Purchaser hereunder or (ii) the ability of the Seller to perform its obligations under the Transaction Documents.

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(d) Compliance with Laws. The Seller shall comply in all material respects with all Laws applicable to the Seller, its business and properties, and all Receivables related to the Receivable Interests.

(e) Enforceability of Obligations. The Seller shall take such actions as are reasonable and within its power to ensure that, with respect to each Receivable, the obligation of any related Obligor to pay the unpaid balance of such Receivable in accordance with the terms of the related Contract remains legal, valid, binding and enforceable against such Obligor except as otherwise permitted by Section 8.2(d).

(f) Books and Records. ~~(i)~~ (i) The Seller shall maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate Records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, Records and other information, reasonably necessary or advisable for the collection of all Receivables (including, without limitation, Records adequate to permit the identification of all Related Security and Collections and adjustments to each existing Receivable).

(ii) The Seller will (and will cause each Originator to): (A) on or prior to the date hereof, mark its computer records indicating that the Receivables have been sold to the Seller by the Originators and pledged to the Agent hereunder (which marking may take the form of a footnote or legend on any applicable entry screen for the Receivables data or system) and (B) upon the request of the Agent or any Purchaser Agent following the occurrence of a Termination Event, the Seller will deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract constituting an instrument, a certificated security or chattel paper) relating to the Receivables.

(g) Fulfillment of Obligations. The Seller shall do nothing to impair the rights, title and interest of the Agent, any Purchaser Agent or any Purchaser in and to the Receivable Interests and shall pay when due any taxes, including without limitation any sales tax, excise tax or other similar tax or charge, payable in connection with the Receivables and their creation and satisfaction.

(h) Beneficial Ownership Rule. Promptly following any change that would result in a change to the status of the Seller as an excluded “Legal Entity Customer” under the Beneficial Ownership Rule, the Seller shall execute and deliver to the Agent an updated Certification of Beneficial Owner(s) complying with the Beneficial Ownership Rule, in form and substance reasonably acceptable to the Agent.

(i) Litigation. As soon as possible, and in any event within three (3) Business Days of the Seller’s knowledge thereof, the Seller shall give the Agent (which shall promptly forward a copy to each Purchaser Agent) notice of any litigation, investigation or proceeding against the Seller which may exist at any time which, in the reasonable judgment of the Seller, could reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Seller, materially impair the ability of the Seller to perform its obligations under the Transaction Documents, or materially adversely affect the collectibility of the Receivables.

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(j) Notice of Relocation. The Seller shall give the Agent (which shall promptly forward a copy to each Purchaser Agent) 30 days’ prior written notice of any change of its Location. The Seller will at all times maintain its Location within a jurisdiction in the United States in which Article 9 of the UCC is in effect as of the date hereof or the date of any such relocation.

(k) Further Information. The Seller shall furnish or cause to be furnished to the Agent and each Purchaser Agent such other information as promptly as practicable, and in such form and detail, as the Agent or any Purchaser Agent may reasonably request.

(l) Fees, Taxes and Expenses. The Seller shall pay all filing fees, stamp taxes and other similar taxes and expenses, including the fees and expenses set forth in Section 10.3, if any, which may be incurred on account of or arise out of this Agreement and the documents and transactions entered into pursuant to this Agreement.

(m) Compliance with Receivables Sale Agreement. The Seller will enforce all material obligations and undertakings on the part of each Originator to be observed and performed under the Receivables Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent (for the benefit of the Secured Parties), as Seller’s assignee) under the Receivables Sale Agreement as the Agent or any Purchaser Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

(n) Audits. At any time, upon reasonable written notice to the Seller (but not more than once per calendar year unless a Termination Event or Unmatured Termination Event has occurred and is continuing), the Seller shall permit the Agent, together with each Purchaser Agent that wants to participate, or such Person as the Agent or such Purchaser Agents may designate, during business hours, to conduct audits or visit and inspect any of the properties of the Seller to examine the Records, internal controls and procedures maintained by the Seller and take copies and extracts therefrom, and to discuss the Seller’s affairs with its officers and independent accountants. The Seller hereby authorizes such officers and independent accountants to discuss with the Agent and each Purchaser Agent, or such Person they may designate, the affairs of the Seller. The Seller shall reimburse the Agent and each Purchaser Agent for all reasonable and documented fees, costs and out-of-pocket expenses incurred by or on behalf of the Agent and each Purchaser Agent in connection with up to one (1) such audits and visits for each per calendar year promptly upon receipt of a written invoice therefor; provided that, following the occurrence and during the continuance of a Termination Event or an Unmatured Termination Event, the Seller shall reimburse the Agent and each Purchaser Agent for all reasonable fees, costs and out-of-pocket expenses incurred by or on behalf of the Agent and each Purchaser Agent in connection with the foregoing actions promptly upon receipt of written invoice therefor regardless of the number of audits or visits in such year. Subject to the requirements of applicable laws, the Agent and each Purchaser Agent agrees to use commercially reasonable precautions to keep confidential, in accordance with its respective customary procedures for handling confidential information, any non-public information supplied to it by the Seller pursuant to any such audit or visit which is identified by the Seller as being confidential at the time the same is delivered to the Agent and each Purchaser Agent.

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(o) Separate Corporate Existence. The Seller shall:

(i) Maintain in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and each Transaction Document and each other instrument or agreement necessary or appropriate to permit and effectuate the transactions contemplated hereby.

(ii) Maintain its own deposit account or accounts, separate from those of any of its Affiliates, with commercial banking institutions. The funds of the Seller will not be diverted to any other Person or for any use other than the corporate use of the Seller and the funds of the Seller shall not be commingled with those of any of its Affiliates.

(iii) To the extent that the Seller contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among the Seller and such entities for whose benefit the goods and services are provided, and the Seller and each such entity shall bear its fair share of such costs. All material transactions between the Seller and any of its Affiliates shall be only on an arm’s-length basis.

(iv) At all times have a Board of Directors consisting of three members, at least one member of which is an Independent Director.

(v) Conduct its affairs strictly in accordance with its certificate of incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders’ and directors’ meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, intercompany transaction accounts. Regular stockholders’ and directors’ meetings (or unanimous written consents in lieu thereof) shall be held at least annually.

(vi) Ensure that decisions with respect to its business and daily operations shall be independently made by the Seller (although the officer making any particular decision may also be an employee, officer or director of an Affiliate of the Seller) and shall not be dictated by an Affiliate of the Seller.

(vii) Act solely in its own corporate name and through its own authorized officers and agents, and no Affiliate of the Seller shall be appointed to act as its agent, except as expressly contemplated by this Agreement. The Seller shall at all times use its own stationery.

(viii) Ensure that no Affiliate of the Seller shall advance funds to the Seller, other than (i) capital contributions from Schein, made to enable the Seller to pay the purchase price of Receivables or (ii) as is otherwise provided herein or in any Transaction Document, and no Affiliate of the Seller will otherwise supply funds to, or guaranty debts of, the Seller.

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(ix) Other than organizational expenses and as expressly provided herein, pay all expenses, indebtedness and other obligations incurred by it.

(x) Not enter into any guaranty, or otherwise become liable, with respect to any obligation of any of its Affiliates.

(xi) Ensure that any financial reports required of the Seller shall comply with GAAP and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates.

(xii) Ensure that at all times it is adequately capitalized to engage in the transactions contemplated in its certificate of incorporation, the Transaction Documents and this Agreement.

(xiii) Take such action to ensure that: (A) the Seller is solvent, including, without limitation, that it has not been rendered insolvent by the actions contemplated by the Transaction Documents; (B) the Seller intends to and reasonably expects to survive as a stand-alone entity, independent of financial assistance of any entity not contemplated by the Transaction Documents; (C) the Seller shall at all times have its own telephone number separate from that of Schein; (D) neither the assets nor the creditworthiness of the Seller is held out as being available for the payment of any liability of Schein; (E) each of Schein and the Seller operates as a separate legal entity and not as a division or department thereof; (F) the Seller does not engage in or expect to engage in business for which its remaining property represents an unreasonably small capitalization; and (G) the Seller does not intend to incur nor does it believe it will incur indebtedness that it will not be able to repay at its maturity.

(p) Information. The Seller shall provide the Agent (which shall promptly forward a copy to each Purchaser Agent) with the following:

(i) as soon as practicable and in any event within 45 days following the close of each fiscal quarter, excluding the last fiscal quarter, of each Fiscal Year of the Seller during the term of this Agreement, an unaudited consolidated balance sheet of the Seller as of the end of such quarter and unaudited consolidated statements of income of the Seller for such quarter and for the Fiscal Year through such quarter, setting forth in comparative form the corresponding figures for the corresponding quarter of the preceding Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Seller, subject to adjustments of the type which would occur as a result of a year-end audit, as having been prepared in accordance with GAAP; and

(ii) as soon as practicable and in any event within 90 days after the close of each Fiscal Year of the Seller during the term of this Agreement, a consolidated balance sheet of the Seller as at the close of such Fiscal Year and consolidated statements of income of the Seller for such Fiscal Year, setting forth in comparative form the corresponding figures for the preceding Fiscal Year, all in reasonable detail.

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(iii) Compliance Certificate. Together with the financial statements required pursuant to this Section 7.1(p), a compliance certificate in substantially the form of Exhibit IV signed by an Authorized Officer of the Seller and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(q) Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Policies and procedures will be maintained and enforced by or on behalf of the Seller that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance by the Seller and each of its Subsidiaries, and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable Anti-Terrorism Laws and applicable Sanctions.

Section 7.2 Negative Covenants of the Seller. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full (other than contingent obligations for which no claim has been asserted) and this Agreement terminates in accordance with its terms, the Seller hereby covenants that it will not:

(a) No Rescissions or Modifications. Rescind or cancel any Receivable or related Contract or modify any terms or provisions thereof or grant any Dilution to an Obligor, except in accordance with the Credit and Collection Policy or otherwise with the prior written consent of the Agent, unless such Receivable has been deemed collected pursuant to Section 1.4(a) or repurchased pursuant to the Receivables Sale Agreement.

(b) No Liens. Cause any of the Receivables or related Contracts, or any inventory or goods the sale of which give rise to a Receivable, or any Lock-Box or Collection Account or any right to receive any payments received therein or deposited thereto, to be sold, pledged, assigned or transferred or to be subject to a Lien, other than the sale and assignment of the Receivable Interest therein to the Agent, for the benefit of the Secured Parties, and the Liens created in connection with the transactions contemplated by this Agreement.

(c) Consolidations, Mergers and Sales of Assets. (i) Consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person.

(d) No Changes. Make any change in the character of its business, which change would materially impair the collectibility of any Receivable, without prior written consent of the Agent and each Purchaser Agent, or change its name, identity or corporate structure in any manner which would make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of Section 9-507(c) of the UCC of any applicable jurisdiction or other applicable Laws unless it shall have given the Agent (which shall promptly forward a copy to each Purchaser Agent) at least 30 days’ prior written notice thereof and unless prior thereto it shall have caused such financing statement or continuation statement to be amended or a new financing statement to be filed such that such financing statement or continuation statement would not be seriously misleading.

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(e) Capital Stock. Issue any capital stock except to Schein. The Seller shall not pay any dividends to Schein if such payment would be prohibited under the General Corporation Law of the State of Delaware.

(f) Change in Payment Instructions to Obligors. Except as may be required by the Agent (which shall promptly forward a copy to each Purchaser Agent) pursuant to Section 8.2(b), the Seller will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless (i) the Agent (which shall promptly forward a copy to each Purchaser Agent) shall have received, at least ten (10) days before the proposed effective date therefor, (A) written notice of such addition, termination or change and (B) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement (which is reasonably satisfactory to the Agent) with respect to the new Collection Account or Lock-Box, (ii) with respect to the termination of a Collection Bank or a Collection Account or Lock-Box, the Agent shall have consented thereto (which consent shall not be unreasonably withheld or delayed) and (iii) with respect to any changes in instructions to Obligors regarding payments, the Agent shall have consented thereto; provided that the Servicer may make changes in instructions to Obligors regarding payments without any consent if such new instructions require such Obligor to make payments to another existing Lock-Box or Collection Account.

(g) Use of Proceeds. Seller will not use the proceeds of the Purchases for any purpose other than (i) paying for Receivables and Related Security under and in accordance with the Receivables Sale Agreement, including without limitation, making payments on the Subordinated Notes (as defined in the Receivables Sale Agreement) to the extent permitted thereunder and under the Receivables Sale Agreement, (ii) paying its ordinary and necessary operating expenses when and as due, and (iii) making Restricted Junior Payments to the extent permitted under this Agreement.

(h) Termination Date Determination. Seller will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to any Originator in respect thereof, without the prior written consent of the Agent and each Purchaser Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(e) of the Receivables Sale Agreement.

(i) Restricted Junior Payments. Seller will not make any Restricted Junior Payment if after giving effect thereto, Seller’s Net Worth (as defined in the Receivables Sale Agreement) would be less than the Required Capital Amount (as defined in the Receivables Sale Agreement).

(j) Seller Indebtedness. Seller will not incur or permit to exist any Indebtedness or liability on account of deposits except: (i) the Aggregate Unpaids, (ii) the Subordinated Loans (as defined in the Receivables Sale Agreement), and (iii) other current accounts payable arising in the ordinary course of business and not exceeding $25,000 at any one time and not overdue.

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(k) Prohibition on Additional Negative Pledges. The Seller shall not enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Lien upon the Purchased Assets except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents, and the Seller shall not enter into or assume any agreement creating any Lien upon the Subordinated Notes.

(l) Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. The Seller will not request any Purchase, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Purchase (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or applicable Anti-Terrorism Laws, (ii) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any applicable Sanctions, or (iii) in any other manner that would result in liability to any party hereto under any applicable Sanctions or result in the violation of any Anti-Corruption Laws or applicable Anti-Terrorism Laws.

Section 7.3 Affirmative Covenants of the Servicer. In addition to its other covenants contained herein or made pursuant hereto, the Servicer covenants with the Agent, each Purchaser Agent and each Purchaser as follows:

(a) Notice of Termination Event. Promptly upon becoming aware of, but in any event no later than two (2) Business Days, any Termination Event or Unmatured Termination Event, the Servicer shall give the Agent (which shall promptly forward a copy to each Purchaser Agent) notice thereof, together with a written statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by such Servicer.

(b) Notice of Material Adverse Change. Promptly upon any Responsible Officer of the Servicer becoming aware thereof, the Servicer shall give the Agent (which shall promptly forward a copy to each Purchaser Agent) notice of any material adverse change in the business, operations or financial condition of the Servicer which reasonably could be expected to materially adversely affect the collectibility of the Receivables or the ability of the Servicer to perform its obligations under this Agreement.

(c) Preservation of Corporate Existence. The Servicer shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to materially adversely affect (i) the interests of the Agent, any Purchaser Agent or any Purchaser hereunder or (ii) the ability of such Servicer to perform its obligations under this Agreement.

(d) Compliance with Laws. The Servicer shall comply with all Laws applicable to the Servicer, its business and properties, and all Receivables related to the Receivable Interests, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect.

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(e) Enforceability of Obligations. The Servicer shall take such actions as are reasonable and within its power to ensure that, with respect to each Receivable, the obligation of any related Obligor to pay the unpaid balance of such Receivable in accordance with the terms of the related Contract remains legal, valid, binding and enforceable against such Obligor except as otherwise permitted by Section 8.2(d).

(f) Books and Records. The Servicer shall maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate Records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, Records and other information reasonably necessary or advisable for the collection of all applicable Receivables (including, without limitation, Records adequate to permit the identification of all Related Security and Collections and adjustments to each existing Receivable). Upon the request of the Agent or any Purchaser Agent, following the occurrence and continuance of a Termination Event, the Servicer shall deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract constituting an instrument, a certificated security or chattel paper) relating to the Receivables.

(g) Fulfillment of Obligations. The Servicer will duly observe and perform, or cause to be observed or performed, all material obligations and undertakings on its part or on the part of any subservicer to be observed and performed under or in connection with the Receivables (including the delivery of Settlement Reports), will duly observe and perform all material provisions, covenants and other promises required to be observed by it under the Contracts related to such Receivables, will do nothing to impair the rights, title and interest of the Agent, any Purchaser Agent or any Purchaser in and to the Receivable Interests and will pay when due any taxes, including without limitation any sales tax, excise tax or other similar tax or charge, payable in connection with such Receivables and their creation and satisfaction.

(h) Obligor List. The Servicer shall at all times maintain a current list (which may be stored on computer systems or disks) of all Obligors under Contracts related to the applicable Receivables, including the name, address, telephone number and account number of each such Obligor. The list shall be updated as provided in Section 8.5(b) and the Servicer shall deliver or cause to be delivered a copy of such list to the Agent (which shall promptly forward a copy to each Purchaser Agent) as soon as practicable following the Agent’s request (but not more frequently than once each calendar quarter unless a Termination Event or Unmatured Termination Event has occurred and is continuing).

(i) Notice of Relocation. The Servicer shall give the Agent (which shall promptly forward a copy to each Purchaser Agent) 30 days’ prior written notice of any change of its Location. The Servicer will at all times maintain its Location within a jurisdiction in the United States in which Article 9 of the UCC is in effect as of the date hereof or the date of any such relocation.

(j) Modification of Systems. The Servicer agrees, promptly after the replacement or any material modification of any computer, automation or other operating systems which are used to track, monitor or account for Receivables (in respect of hardware or software) used to perform its services as Servicer or to make any calculations or reports hereunder, to give notice of any such replacement or modification to the Agent (which shall promptly forward a copy to each Purchaser Agent).

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(k) Litigation. As soon as possible, and in any event within ten (10) Business Days of the Servicer’s knowledge thereof, the Servicer shall give the Agent (which shall promptly forward a copy to each Purchaser Agent) notice of any litigation, investigation or proceeding against the Servicer which may exist at any time which, in the reasonable judgment of the Servicer could reasonably be expected to materially impair the ability of the Servicer to perform its obligations under this Agreement.

(l) ERISA Events. Promptly upon the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to have a material adverse effect on the business, financial condition, operations or properties of Schein and its ERISA Affiliates taken as a whole, Schein shall give the Seller a written notice specifying the nature thereof, what action Schein or any ERISA Affiliate has taken with respect thereto and, when known by Schein, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

(m) Separate Corporate Existence. As long as Schein is the Servicer hereunder, the Servicer shall maintain its legal identity separate from the Seller and take such action to ensure that: (A) the management of the Servicer does not anticipate any need for its having to extend advances to the Seller except for those described in the Transaction Documents, if any; (B) the Servicer does not conduct its business in the name of the Seller; (C) the Servicer has a telephone number, stationery and business forms separate from those of the Seller; (D) the Servicer does not provide for its expenses and liabilities to be paid from the funds of the Seller or vice versa; (E) the Servicer is not liable for the payment of any liability of the Seller; (F) neither the assets nor the creditworthiness of the Servicer is held out as being available for the payment of any liability of the Seller; (G) the Servicer maintains an arm’s-length relationship with the Seller; and (H) assets are not transferred from the Servicer to the Seller without fair consideration or with the intent to hinder, delay or defraud the creditors of either company.

(n) Audits. At any time, upon reasonable notice to the Servicer (but not more than once per calendar year unless a Termination Event or Unmatured Termination Event has occurred and is continuing), the Servicer shall permit the Agent, together with each Purchaser Agent that wants to participate, or such Person as they may designate, during business hours, to conduct audits or visit and inspect the corporate headquarters of the Servicer located at the location listed on Exhibit III in order to examine the Records, internal controls and procedures maintained by the Servicer and take copies and extracts therefrom, and to discuss the Servicer’s affairs with its officers and independent accountants. The Servicer hereby authorizes such officers and independent accountants to discuss with the Agent and each Purchaser Agent, or such Person as they may designate, the affairs of the Servicer. The Seller shall reimburse the Agent and each Purchaser Agent for all reasonable and documented fees, costs and out-of-pocket expenses incurred by or on behalf of the Agent and each Purchaser Agent in connection with up to one (1) such audits and visits for each per calendar year promptly upon receipt of a written invoice therefor; provided that following the occurrence and during the continuance of a Termination Event or an Unmatured Termination Event, the Seller shall reimburse the Agent and each Purchaser Agent for all reasonable fees, costs and out-of-pocket expenses incurred by or on behalf

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of the Agent and each Purchaser Agent in connection with the foregoing actions promptly upon receipt of written invoice therefor regardless of the number of audits or visits in such year. Subject to the requirements of applicable laws, the Agent and each Purchaser Agent agrees to use commercially reasonable precautions to keep confidential, in accordance with its respective customary procedures for handling confidential information, any non-public information supplied to it by the Servicer pursuant to any such audit or visit which is identified by the Servicer as being confidential at the time the same is delivered to the Agent and each Purchaser Agent.

(o) S.E.C. Filings. Promptly upon the written request of the Agent or any Purchaser Agent, provide to the Agent (which shall promptly forward a copy to each Purchaser Agent) copies of all registration statements and annual, quarterly, monthly or other regular reports which Seller or Servicer files with the Securities and Exchange Commission.

(p) Notices. Servicer will notify the Agent (which shall promptly forward a copy to each Purchaser Agent) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i) Judgments and Proceedings. (A) Except as set forth in the Servicer’s Quarterly Report on Form 10-Q or in the Servicer’s Annual Report on Form 10-K, in each case, most recently filed with the Securities Exchange Commission, (1) the entry of any judgment or decree against Schein or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against Schein and its Subsidiaries exceeds $200,000,000 and shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Schein or any Subsidiary to enforce any such judgment and after deducting (a) the amount with respect to which Schein or any such Subsidiary, as the case may be, is insured and with respect to which the insurer has assumed responsibility in writing, and (b) the amount for which Schein or any such Subsidiary is otherwise indemnified, and (2) the institution of any material litigation, arbitration proceeding or governmental proceeding against Schein that could reasonably be expected to have a material adverse effect on Schein; and (B) the entry of any material judgment or decree or the institution of any material litigation, arbitration proceeding or governmental proceeding against Seller.

(ii) Termination Date. The occurrence of the “Termination Date” under and as defined in the Receivables Sale Agreement.

(iii) Defaults Under Other Agreements. The occurrence of any default by the Seller with respect to any payment obligation other than any payment obligation under the Transaction Documents in an amount exceeding $25,000.

(iv) Notices under Receivables Sale Agreement. Copies of all notices to be delivered under the Receivables Sale Agreement.

(q) [Intentionally Omitted].

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(r) Financial Statements. In the event that the balance sheet and/or the statements of income and cash flow (as described in Section 5.3(k)) of the Servicer and its Consolidated Subsidiaries are no longer publicly available, Schein shall, within 45 or 90 days of the end of the applicable quarter or Fiscal Year, respectively, provide copies of such balance sheet and/or statements of income and cash flow to the Agent (which shall promptly forward a copy to each Purchaser Agent).

(s) Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Policies and procedures will be maintained and enforced by or on behalf of each of the Servicer and each Originator that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance by the Servicer and each Originator and each of their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable Anti-Terrorism Laws and applicable Sanctions.

Section 7.4 Negative Covenants of the Servicer. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, the Servicer hereby covenants that it will not:

(a) No Rescissions or Modifications. Rescind or cancel any Receivable or related Contract or modify any terms or provisions thereof or grant any Dilution to an Obligor, except in accordance with the Credit and Collection Policy or otherwise with the prior written consent of the Agent, unless such Receivable has been deemed collected pursuant to Section 1.4(a) or repurchased pursuant to the Receivables Sale Agreement.

(b) No Liens. Cause any of the applicable Receivables or related Contracts, or any inventory or goods the sale of which may give rise to a Receivable or any Collection Account or any right to receive any payments received therein or deposited thereto, to be sold, pledged, assigned or transferred or to be subject to a Lien, other than (i) the sale and assignment of the Receivable Interest to the Agent, for the benefit of Secured Parties, (ii) the Liens created in connection with the transactions contemplated by this Agreement or (iii) Liens in respect of a Receivable which has been deemed collected pursuant to Section 1.4(a) or repurchased pursuant to the Receivables Sale Agreement, and for which payment has been received.

(c) No Changes. Change its name, identity or corporate structure or jurisdiction of formation in any manner which would make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of Section 9.507(c) of the UCC of any applicable jurisdiction or other applicable Laws unless it shall have given the Agent (which shall promptly forward a copy to each Purchaser Agent) at least 30 days’ prior written notice thereof and unless prior thereto it shall have caused such financing statement or continuation statement to be amended or a new financing statement to be filed such that such financing statement or continuation statement would not be seriously misleading; or make any material change to the Credit and Collection Policy unless (i) the Agent has received prior written notice of such change and (ii) the Agent and the Required Purchaser Agents have consented to such change if such change could reasonably be expected to have a material adverse effect on the collectibility of the Receivables generally or of any material portion of the Receivables.

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(d) Consolidations, Mergers and Sales of Assets. (i) Consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person; provided that the Servicer may merge with another Person if (A) the Servicer is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Termination Event or Unmatured Termination Event shall have occurred and be continuing.

(e) Change in Payment Instructions to Obligors. Except as may be required by the Agent pursuant to Section 8.2(b), the Servicer will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless (i) the Agent (which shall promptly forward a copy to each Purchaser Agent) shall have received, at least ten (10) days before the proposed effective date therefor, (A) written notice of such addition, termination or change and (B) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement (which is reasonably satisfactory to the Agent) with respect to the new Collection Account or Lock-Box, (ii) with respect to the termination of a Collection Bank or a Collection Account or Lock-Box, the Agent shall have consented thereto (which consent shall not be unreasonably withheld or delayed) and (iii) with respect to any changes in instructions to Obligors regarding payments, the Agent shall have consented thereto; provided that the Servicer may make changes in instructions to Obligors regarding payments without any consent if such new instructions require such Obligor to make payments to another existing Lock-Box or Collection Account.

(f) Prohibition on Additional Negative Pledges. The Servicer shall not enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Lien upon the Purchased Assets or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents, and the Servicer shall not enter into or assume any agreement creating any Lien upon the Subordinated Notes.

(g) Anti-Corruption Laws, Anti-Terrorism and Sanctions. The Servicer and each Originator shall not use, and each of the Servicer and each Originator shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Purchase (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or applicable Anti-Terrorism Laws, (ii) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (iii) in any other manner that would result in liability to any party hereto under any applicable Sanctions or result in the violation of any Anti-Corruption Laws or applicable Anti-Terrorism Laws.

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ARTICLE VIII.

ADMINISTRATION AND COLLECTION

Section 8.1 Designation of Servicer.

(a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1. Schein is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent may, at any time following the occurrence of a Termination Event upon five (5) Business Days’ notice, designate as Servicer any Person (including itself) to succeed Schein or any successor Servicer.

(b) The Servicer may, with the prior written consent of the Agent, delegate its duties and obligations hereunder to any subservicer (each, a “Sub-Servicer”); provided that, in each such delegation, (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable to the Agent, each Purchaser Agent and each Purchaser for the performance of the duties and obligations so delegated, (iii) the Seller and the Agent, each Purchaser Agent and each Purchaser shall have the right to look to the Servicer (rather than the Sub-Servicer) for performance, and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to such Sub-Servicer).

Section 8.2 Duties of Servicer.

(a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

(b) The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall not direct any cash or payment item other than Collections to be deposited into any Lock-Box or Collection Account. If, despite such direction, any remittances are received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it (or by it) as being the owner of such remittances. From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly shall, instruct all Obligors with respect to the Receivables to remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

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(c) The Servicer shall administer the Collections in accordance with the procedures described herein. To the extent any Collections are received directly by the Servicer, the Servicer shall set aside and hold in trust for the account of Seller and the Secured Parties their respective shares of the Collections in accordance with Article II.

(d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines in good faith to be appropriate to maximize Collections thereof; provided that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Agent, any Purchaser Agent or any Purchaser under this Agreement.

(e) The Servicer shall hold in trust for Seller and the Agent, each Purchaser Agent and each Purchaser all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicer shall, from time to time at the request of the Agent or any Purchaser Agent, furnish to the Agent and each Purchaser Agent (promptly after any such request) a calculation of the amounts set aside for each Purchaser pursuant to Article II.

(f) Any payment by an Obligor in respect of any indebtedness owed by it to Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 8.3 Collection Notices. The Agent is authorized at any time after the occurrence and during the continuance of a Termination Event to deliver the Collection Notices to the Collection Banks. Seller hereby transfers to the Agent, for the benefit of the Secured Parties, effective when the Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts and, in connection therewith, agrees to cause each Collection Bank to modify the name on each Lock-Box and Collection Account as requested by the Agent. Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled (i) at any time after delivery of the Collection Notices, to endorse Seller’s name on checks and other instruments representing Collections, (ii) at any time after the occurrence of a Termination Event, to enforce the Receivables, the related Contracts and the Related Security, and (iii) at any time after the occurrence and during the continuance of a Termination Event, to take such action as shall be reasonably necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Seller or Servicer.

Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Agent, on behalf of Secured Parties, of the Agent’s rights hereunder shall not release the Servicer, any Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Agent, each Purchaser Agent and each Purchaser shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller or any Originator thereunder.

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Section 8.5 Settlement Reports.

(a) The Servicer shall prepare and forward to the Agent (with an electronic copy to each Purchaser Agent) (i) on each Settlement Reporting Date, a Settlement Report (certified by an Responsible Officer of the Servicer) and an electronic file of the data contained therein and (ii) at such times as the Agent or any Purchaser Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables; provided that, if a Termination Event or Unmatured Termination Event has occurred and is continuing, the Agent or any Purchaser Agent may request that the Servicer deliver a Settlement Report (or a specified portion thereof) no less frequently than weekly.

(b) Upon the request of the Agent or any Purchaser Agent (but not more frequently than every quarter), the Servicer shall provide in writing to the Agent (which shall promptly forward a copy to each Purchaser Agent) the list of Obligors under Contracts related to the Receivables including, for each Obligor added to the list, the name, address, telephone number and account number of such Obligor and if there have been changes in the name, address, telephone number or account number of any existing Obligor, the revisions shall be provided.

Section 8.6 Servicing Fee. As compensation for the Servicer’s servicing activities on their behalf, the Servicer shall be paid the Servicing Fee in arrears on each Settlement Date out of Collections.

ARTICLE IX.

TERMINATION EVENTS

Section 9.1 Termination Events. The occurrence of any one or more of the following events shall constitute an “Termination Event”:

(a) the Seller, the Servicer or the Performance Guarantor shall fail to remit or fail to cause to be remitted to the Agent, any Purchaser Agent or any Purchaser (i) on any day when due any payment, prepayment or deposit of any amount to be remitted to reduce the Invested Amount or any portion thereof or (ii) within two (2) Business Days of becoming due, CP Costs, Yield, fees set forth in any Fee Letter or any other Aggregate Unpaids required to be remitted to the Agent, any Purchaser Agent or any Purchaser; or

(b) the Seller or the Servicer shall fail to deliver any Settlement Report and such failure shall continue for three (3) Business Days after the date when such Settlement Report became due; or the Servicer shall fail to perform its duties and obligations as Servicer under the terms of this Agreement or any other Transaction Document and such failure remains unremedied for a period of ten (10) days after either (i) any Responsible Officer of the Servicer becomes aware thereof or (ii) written notice thereof to such Person by the Agent, any Purchaser Agent or any Purchaser;

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(c) any representation, warranty, certification or statement made by the Seller, the Servicer or Schein under this Agreement or any other Transaction Document or in any material agreement, certificate, report, appendix, schedule or document furnished by the Seller, the Servicer or Schein to the Agent, any Purchaser Agent or any Purchaser pursuant to or in connection with this Agreement or any other Transaction Document shall prove to have been false or misleading in any material respect as of the time made or deemed made (including by omission of material information necessary to make such representation, warranty, certification or statement not misleading); or

(d) (i) a Change in Control shall occur with respect to the Performance Guarantor; (ii) Schein shall cease to (A) own 100% of the capital stock of the Seller or (B) own (directly or indirectly) 100% of the capital stock of each Originator (other than Schein); or (iii) Schein shall (A) consolidate or merge with or into any other Person other than as permitted under Section 7.4 hereof or (B) sell, lease or otherwise transfer all or substantially all of its assets to any other Person unless Schein is the survivor of such transaction (unless, in each of clauses (i) through (iii), consented to in writing in advance by Agent in its sole discretion); or

(e) except as otherwise provided in this Section 9.1, the Seller or Schein shall default or fail in the performance or observance of any other covenant, agreement or duty applicable to it contained herein and such default or failure shall continue for ten (10) Business Days after either (i) any Responsible Officer of the Seller or such Originator becomes aware thereof or (ii) written notice thereof to such Person by the Agent, any Purchaser Agent or any Purchaser; or

(i) the Seller shall fail to pay any Indebtedness when due and such failure shall continue beyond the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; (ii) Schein or any of its Consolidated Subsidiaries (other than the Seller) shall fail to pay any Indebtedness in excess of $200,000,000 of Schein or any of its Consolidated Subsidiaries, as the case may be, or any interest or premium on such Indebtedness, in either case, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; (iii) any other default under any agreement or instrument relating to any such Indebtedness or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness unless (A) MUFG is a party to such other agreement or instrument and (B) MUFG and the other requisite lenders thereunder consent to a written waiver of such default or other event in accordance with the terms of such agreement or instrument; or (iv) a final court decision of $200,000,000 or more shall be rendered against Schein or any of its Consolidated Subsidiaries and (A) such amount remains unpaid and (B) such amount remains undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Schein or any of its Subsidiary to enforce any such judgment; or

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(f) (i) the average of the Delinquency Ratios, computed for each of the immediately preceding three Calculation Periods, shall exceed (A) with respect to each Calculation Period ending on or prior to May 30, 2020, 14.50%; (B) with respect to the Calculation Periods ending on June 27, 2020, August 1, 2020, August 29, 2020 and September 26, 2020, 18.50%; (C) with respect to the Calculation Period ending on October 31, 2020, 16.00%; and (D) with respect to each Calculation Period beginning after October 31, 2020, 14.50%;

(ii) the average of the Default Ratios, computed for each of the immediately preceding three Calculation Periods, shall exceed (A) with respect to each Calculation Period ending on or prior to May 30, 2020, 2.50%; (B) with respect to the Calculation Periods ending on June 27, 2020, August 1, 2020, August 29, 2020, September 26, 2020, October 31, 2020 and November 28, 2020, 6.00%; and (C) with respect to each Calculation Period beginning after November 28, 2020, 2.50%;

(iii) the average of the Dilution Ratios, computed for each of the immediately preceding three Calculation Periods, shall exceed (A) with respect to any Calculation Period ending on or prior to May 30, 2020, 6.25%; (B) with respect to the Calculation Periods ending on June 27, 2020, August 1, 2020, August 29, 2020, September 26, 2020, and October 31, 2020, 9.50%; and (C) with respect to each Calculation Period beginning after October 31, 2020, 6.25%; or

(iv) the average of the Portfolio Turnover, computed for each of the immediately preceding three Calculation Periods shall exceed (A) with respect to each Calculation Period ending on or prior to September 26, 2020, 70 days; and (B) with respect to each Calculation Period beginning after September 26, 2020, 50 days; or

(g) there shall be pending any litigation, investigation or proceeding, which the Seller is required to disclose pursuant to Section 7.1(i) hereof, which in the reasonable opinion of the Required Purchaser Agents is likely to materially adversely affect the financial position or results of operations of the Seller or Schein or materially impair the ability of the Seller or Schein to perform its respective obligations under the Transaction Documents; or

(h) there shall have occurred any event or change in the financial condition or operations of the Seller, the Servicer, the Performance Guarantor or Schein which could reasonably be expected to have a material adverse effect on (i) the ability of the Seller, the Servicer, the Performance Guarantor or Schein to perform its obligations under any Transaction Document, (ii) the legality, validity or enforceability of any Transaction Document, (iii) the Agent’s security interest in the Receivables generally or in any significant portion of such Receivables or the proceeds thereof, or (iv) the collectibility of the Receivables generally or of any material portion of such Receivables; or

(i) an Event of Bankruptcy shall occur with respect to the Seller, the Servicer, any Originator, the Performance Guarantor or any of Schein’s material subsidiaries thereof; or

(j) the Aggregate Invested Amount shall exceed the Maximum Purchase Limit and the Seller shall have failed to pay to each Purchaser Agent for the benefit of the related Purchasers within three (3) days an amount to be applied to reduce the Aggregate Invested Amount (ratably, according to each Purchaser’s aggregate Invested Amount), such that after giving effect to such payment the Aggregate Invested Amount is less than or equal to the Maximum Purchase Limit; or

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(k) the Aggregate Investment amount exceeds the then applicable Maximum Purchase Limit or the Net Pool Balance shall at any time be less than an amount equal to the sum of (i) the Aggregate Invested Amount plus (ii) the Required Reserve; or

(l) Schein resigns as Servicer; or

(m) Schein shall default or fail in the performance or observance of any of the covenants set forth in Section 8.1 of the Credit Agreement as in effect on September 22, 2014 (without giving effect to any amendment, waiver, termination, supplement or other modification thereof unless consented to by the Agent); or

(n) a final court decision for $25,000 or more shall be rendered against the Seller; or;

(o) the Performance Guarantor shall default or fail in the performance of any covenant or agreement set forth in the Performance Undertaking; or

(p) the “Termination Date” or any “Termination Event” under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement or Schein shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement; or

(q) this Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or any Seller Party shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability; or

(r) the Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability of its obligations thereunder; or

(s) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the Purchased Assets or any assets of the Seller, Performance Guarantor or any Originator and such lien shall not have been released within seven (7) days, or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the Purchased Assets; or

(t) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted in, or could be reasonably expected to have, a material adverse effect on the business, financial condition, operations or properties of Schein and the ERISA Affiliates taken as a whole; or

(u) the Agent for the benefit of the Secured Parties shall cease to have a valid, perfected, first priority security interest in the Receivables, the Related Security, any Collection Account or any Lock-Box.

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Section 9.2 Remedies. Upon the occurrence and during the continuation of a Termination Event, the Agent may, or upon the direction of the Required Purchaser Agents shall, take any of the following actions: (i) replace the Person then acting as Servicer, (ii) declare the Facility Termination Date for all Purchaser Groups to have occurred, whereupon Reinvestments shall immediately terminate, all without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided that, upon the occurrence of an Event of Bankruptcy with respect to any Seller Party, the Facility Termination Date for all Purchaser Groups shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) deliver the Collection Notices to the Collection Banks, (iv) exercise all rights and remedies of a secured party upon default under the UCC and other applicable laws, and (v) notify Obligors of the Agent’s security interest in the Receivables and other Purchased Assets. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent, each Purchaser Agent and each Purchaser otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE X.

INDEMNIFICATION

Section 10.1 Indemnities by the Seller Parties. Without limiting any other rights that the Agent, any Purchaser Agent, any Purchaser or any Funding Source may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay upon demand to) the Agent, each Purchaser Agent, each Purchaser, each Funding Source and each of the respective assigns, officers, directors, members, partners, certificateholders, agents and employees of the foregoing (each, an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, reasonable and out-of-pocket costs and expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of any Indemnified Party) and disbursements of one counsel to the affected Indemnified Parties taken as a whole (and solely in the case of any conflict of interest, one additional counsel to the affected Indemnified Parties, taken as a whole) (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by any Indemnified Party of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer’s activities as Servicer hereunder; excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

(a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(b) Indemnified Amounts to the extent resulting from disputes solely between or among Indemnified Parties and their respective Affiliates;

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(c) Indemnified Amounts to the extent the same results from losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(d) taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by any Purchaser of Receivables as a loan or loans by any Purchaser to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections, U.S. federal taxes attributable to such Indemnified Party’s failure to comply with Section 1.7(b) or any U.S. federal withholding taxes imposed under FATCA (collectively, “Excluded Taxes”);

provided that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of any Indemnified Party to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller) relating to or resulting from:

(i) any representation or warranty made by any Seller Party or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(ii) the failure by Seller, the Servicer or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Seller, the Servicer or any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii) any failure of Seller, the Servicer or any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

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(vi) the commingling of Collections of Receivables at any time with other funds;

(vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Purchase, the Purchased Assets or any other investigation, litigation or proceeding relating to Seller, the Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix) any Termination Event of the type described in Section 9.1(k);

(x) any failure of Seller to acquire and maintain legal and equitable title to and ownership of any of the Purchased Assets from the applicable Originator free and clear of any Lien (other than as created under the Transaction Documents); or any failure of Seller to give reasonably equivalent value to any Originator under the Receivables Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

(xi) (A) any failure to vest and maintain vested in the Agent for the benefit of the Secured Parties, or to transfer to the Agent for the benefit of the Secured Parties, a valid first priority perfected security interests in the Purchased Assets, free and clear of any Lien (except as created by the Transaction Documents) and (B) (I) any failure to vest and maintain vested in the Agent for the benefit of the Secured Parties a valid first priority perfected security interests in each Lock-Box and Collection Account, free and clear of any Lien (except as created by the Transaction Documents) and (ii) any failure of a Collection Bank in the performance or observance of any agreement or duty applicable to it in respect of any Collection Account;

(xii) any action or omission by any Seller Party which reduces or impairs the rights of any Indemnified Party with respect to any Purchased Assets or the value of any Purchased Assets;

(xiii) any attempt by any Person to void any Purchase or the Agent’s security interest in the Purchased Assets under statutory provisions or common law or equitable action;

(xiv) the failure of any Receivable included in the calculation of the Net Pool Balance as an Eligible Receivable to be an Eligible Receivable at the time so included; and

(xv) (A) any failure of the Seller or any Originator to pay any taxes when due and (B) any taxes related to the Purchase of Receivables by any Purchaser, except for taxes on the income of such Purchaser.

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Section 10.2 Increased Cost and Reduced Return. If, after the date hereof, any Regulatory Change shall occur: (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source’s obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)) against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source’s capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the applicable Purchaser Agent, Seller shall pay to such Purchaser Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction. For the avoidance of doubt, if the issuance of Financial Accounting Standards Board’s Interpretation No. 46, Statements of Financial Accounting Standards Nos. 166 and 167, any future statements or interpretations issued by the Financial Accounting Standards Board or any successor thereto or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of the Seller or any Conduit Purchaser with the assets and liabilities of the Agent, any Purchaser Agent or any other Funding Source, such event shall constitute a circumstance on which such Funding Source may base a claim for reimbursement under this Section 10.2.

Section 10.3 Other Costs and Expenses. Seller shall pay to the Agent, each Purchaser Agent and each Purchaser on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of its auditors auditing the books, records and procedures of Seller or Servicer, rating agency fees, reasonable and documented fees and out-of-pocket expenses of a single independent legal counsel with respect thereto and with respect to providing advice as to their respective rights and remedies under this Agreement. Seller shall pay to the Agent, each Purchaser Agent and each Purchaser on demand any and all reasonable and documented costs and out-of-pocket expenses thereof, if any, including reasonable counsel fees and expenses, in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.

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ARTICLE XI.

THE AGENTS

Section 11.1 Appointment and Authorization.

(a) Each Purchaser and Purchaser Agent hereby irrevocably designates and appoints MUFG as the “Agent” hereunder and authorizes the Agent to take such actions and to exercise such powers as are delegated to the Agent hereby and to exercise such other powers as are reasonably incidental thereto. The Agent shall hold, in its name, for the benefit of each Purchaser, ratably, the Receivable Interests. The Agent shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser or Purchaser Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Agent. The Agent does not assume, nor shall it be deemed to have assumed or relationship of trust or agency with the Seller or Servicer. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Agent ever be required to take any action which exposes the Agent to personal liability or which is contrary to the provisions of any Transaction Document or applicable law.

(b) Each Purchaser hereby irrevocably designates and appoints the respective institution identified as the Purchaser Agent for such Purchaser’s Purchaser Group on the signature pages hereto or in the Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party hereto, and each authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Purchaser Agent or the Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Purchaser Agent shall be read into this Agreement or otherwise exist against such Purchaser Agent.

(c) Except as otherwise specifically provided in this Agreement, the provisions of this Article XI are solely for the benefit of the Purchaser Agents, the Agent and the Purchasers, and none of the Seller or Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article XI, except that this Article XI shall not affect any obligations which any Purchaser Agent, the Agent or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent which is not the Purchaser Agent for such Purchaser.

(d) In performing its functions and duties hereunder, the Agent shall act solely as the agent of the Purchasers and the Purchaser Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any other Purchaser, any other Purchaser Agent or the Agent, or any of their respective successors and assigns.

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Section 11.2 Delegation of Duties. The Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 11.3 Exculpatory Provisions. None of the Purchaser Agents, the Agent or any of their directors, officers, members, partners, certificateholders, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Required Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group) or (ii) in the absence of such Person’s gross negligence or willful misconduct. The Agent shall not be responsible to any Purchaser, Purchaser Agent or other Person for (i) any recitals, representations, warranties or other statements made by the Seller, Servicer, or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, the Servicer, any Originator or any of their Affiliates to perform any obligation hereunder or under the other Transaction Documents to which it is a party (or under any Contract), or (iv) the satisfaction of any condition specified in any Transaction Document. The Agent shall not have any obligation to any Purchaser or Purchaser Agent to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, Servicer, Originator or any of their Affiliates.

Section 11.4 Reliance by Agents.

(a) Each Purchaser Agent and the Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller or Servicer), independent accountants and other experts selected by the Agent. Each Purchaser Agent and the Agent shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Required Purchaser Agents (or, in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group), and assurance of its indemnification, as it deems appropriate.

(b) The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Purchaser Agents or all Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers and Purchaser Agents.

(c) The Purchasers within each Purchaser Group with a majority of the Commitment of such Purchaser Group shall be entitled to request or direct the related Purchaser Agent to take action, or refrain from taking action, under this Agreement on behalf of such Purchasers. Such Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of such majority Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Purchaser Agent’s Purchasers.

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(d) Unless otherwise advised in writing by a Purchaser Agent or by any Purchaser on whose behalf such Purchaser Agent is purportedly acting, each party to this Agreement may assume that (i) such Purchaser Agent is acting for the benefit of each of the Purchasers in respect of which such Purchaser Agent is identified as being the “Purchaser Agent” in the definition of “Purchaser Agent” hereto, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Purchaser Agent has been duly authorized and approved by all necessary action on the part of the Purchasers on whose behalf it is purportedly acting. Each Purchaser Agent and its related Purchasers shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Purchaser Agent.

Section 11.5 Notice of Termination Events. Neither any Purchaser Agent nor the Agent shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless such Purchaser Agent or Agent has received notice from any Purchaser, Purchaser Agent, the Servicer or the Seller stating that a Termination Event or Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event. In the event that the Agent receives such a notice, it shall promptly give notice thereof to each Purchaser Agent whereupon each such Purchaser Agent shall promptly give notice thereof to its Purchasers. In the event that a Purchaser Agent receives such a notice (other than from the Agent), it shall promptly give notice thereof to the Agent. The Agent shall take such action concerning a Termination Event or Unmatured Termination Event as may be directed by the Required Purchaser Agents (unless such action otherwise requires the consent of all Purchaser Agents), but until the Agent receives such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Agent deems advisable and in the best interests of the Purchasers and Purchaser Agents.

Section 11.6 Non-Reliance on Agent, Purchaser Agents and Other Purchasers. Each Purchaser expressly acknowledges that none of the Agent, the Purchaser Agents nor any of their respective officers, directors, members, partners, certificateholders, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, Servicer or any Originator, shall be deemed to constitute any representation or warranty by the Agent or such Purchaser Agent, as applicable. Each Purchaser represents and warrants to the Agent and the Purchaser Agents that, independently and without reliance upon the Agent, the Purchaser Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, the Servicer or the Originators, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Agent shall not have any duty or responsibility to provide any Purchaser Agent with any information concerning the Seller, Servicer or the Originators or any of their Affiliates that comes into the possession of the Agent or any of its officers, directors, members, partners, certificateholders, employees, agents, attorneys-in-fact or Affiliates.

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Section 11.7 Agents and Affiliates. Each of the Purchasers and the Agent and their Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, entity or other business with the Seller, the Servicer or any Originator or any of their Affiliates. With respect to the acquisition of the Eligible Receivables pursuant to this Agreement, each of the Purchaser Agents and the Agent shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms “Purchaser” and “Purchasers” shall include, to the extent applicable, each of the Purchaser Agents and the Agent in their individual capacities.

Section 11.8 Indemnification. Each Related Committed Purchaser shall indemnify and hold harmless the Agent (but solely in its capacity as Agent) and its officers, directors, members, partners, certificateholders, employees, representatives and agents (to the extent not reimbursed by the Seller, the Servicer or any Originator and without limiting the obligation of the Seller, the Servicer, or any Originator to do so), ratably (based on its Commitment) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such Person as finally determined by a court of competent jurisdiction).

Section 11.9 Successor Agent. The Agent may, upon at least five (5) days notice to the Seller and each Purchaser and Purchaser Agent, resign as Agent. Such resignation shall not become effective until a successor agent is appointed by the Required Purchasers and has accepted such appointment. Upon such acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Agent’s resignation hereunder, the provisions of Article X and this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent.

Section 11.10 Erroneous Payments.

(a) Each Purchaser and Purchaser Agent hereby agrees that (x) if the Agent notifies such Purchaser or Purchaser Agent that the Agent has determined in its sole discretion that any funds received by such Purchaser or Purchaser Agent from the Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Purchaser or Purchaser Agent (whether or not known to such Purchaser or Purchaser Agent), and demands the return of such Payment (or a portion thereof), such Purchaser or Purchaser Agent shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion

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thereof) was received by such Purchaser or Purchaser Agent to the date such amount is repaid to the Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Purchaser or Purchaser Agent shall not assert, and hereby waives, as to the Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Agent to any Purchaser or Purchaser Agent under this Section 11.10(a) shall be conclusive, absent manifest error.

(b) Each Purchaser and Purchaser Agent hereby further agrees that if it receives a Payment from the Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Purchaser and Purchaser Agent agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Purchaser or Purchaser Agent shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Purchaser or Purchaser Agent to the date such amount is repaid to the Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Seller Parties hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Purchaser or Purchaser Agent that has received such Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Purchaser or Purchaser Agent with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Recourse Obligation owed by the Seller Parties; provided that this Section 11.10(c) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Recourse Obligations of the Seller Parties relative to the amount (and/or timing for payment) of the Recourse Obligations that would have been payable had such erroneous Payment not been made by the Agent; provided, further that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Agent from the Seller for the purpose of making such erroneous Payment.

(d) Each party’s obligations under this Section 11.10 shall survive the resignation or replacement of the Agent or any transfer of rights or obligations by, or the replacement of, a Purchaser or Purchaser Agent, the termination of the Commitments or the repayment, satisfaction or discharge of all Recourse Obligations under any Transaction Document. Each Uncommitted Purchaser’s obligations under this Section 11.10 shall be subject to Sections 13.5 and 13.6 and each Related Committed Purchaser shall be liable, on a joint and several basis, for all obligations of its related Uncommitted Purchaser under this Section 11.10.

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ARTICLE XII.

ASSIGNMENTS AND PARTICIPATIONS

Section 12.1 Successors and Assigns; Participations; Assignments.

(a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided herein, no Seller Party may assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of the Agent and the Purchaser Agents.

(b) Participations. Except as otherwise specifically provided herein, any Purchaser may sell to one or more Persons (each, a “Participant”) participating interests in the interests of such Purchaser hereunder; provided that, no Purchaser shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document. Such Purchaser shall remain solely responsible for performing its obligations hereunder, and the Seller, each Purchaser Agent and the Agent shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations hereunder. A Purchaser shall not agree with a Participant to restrict such Purchaser’s right to agree to any amendment hereto, except amendments that require the consent of all Purchasers.

(c) Assignments by Certain Related Committed Purchasers. Any Related Committed Purchaser may assign to one or more Persons (each, a “Purchasing Related Committed Purchaser”), reasonably acceptable to the related Purchaser Agent, any portion of its Commitment pursuant to a supplement hereto, substantially in the form of Exhibit VIII with any changes as have been approved by the parties thereto (each, a “Transfer Supplement”), executed by each such Purchasing Related Committed Purchaser, such selling Related Committed Purchaser, such related Purchaser Agent and the Agent and, so long as no Termination Event has occurred and is continuing, with the consent of Seller (which consent shall not be unreasonably withheld). Any such assignment by Related Committed Purchaser cannot be for an amount less than $10,000,000. Upon (i) the execution of the Transfer Supplement, (ii) delivery of an executed copy thereof to the Seller, such related Purchaser Agent and the Agent and (iii) payment by the Purchasing Related Committed Purchaser to the selling Related Committed Purchaser of the agreed purchase price, if any, such selling Related Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Related Committed Purchaser shall for all purposes be a Related Committed Purchaser party hereto and shall have all the rights and obligations of a Related Committed Purchaser hereunder to the same extent as if it were an original party hereto. The amount of the Commitment of the selling Related Committed Purchaser allocable to such Purchasing Related Committed Purchaser shall be equal to the amount of the Commitment of the selling Related Committed Purchaser transferred regardless of the purchase price, if any, paid therefor. The Transfer Supplement shall be an amendment hereof only to the extent necessary to reflect the addition of such Purchasing Related Committed Purchaser as a “Related Committed Purchaser” and any resulting adjustment of the selling Related Committed Purchaser’s Commitment.

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(d) Assignments to Liquidity Providers and other Funding Source Providers. Any Conduit Purchaser may at any time transfer or grant to one or more of its Liquidity Providers or other Funding Source participating interests (or voting rights or a security interest and right of foreclosure thereon) in its portion of the Receivable Interests. In the event of any such transfer or grant by such Conduit Purchaser of a participating interest to a Liquidity Provider or other Funding Source, such Conduit Purchaser shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Liquidity Provider and Funding Source of any Conduit Purchaser hereunder shall be entitled to the benefits of Section 1.6.

(e) Other Assignment by Uncommitted Purchasers. Each party hereto agrees and consents (i) to any Uncommitted Purchaser’s assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Receivable Interests (or portion thereof), including without limitation to any collateral agent in connection with its commercial paper program, if any, and (ii) to the complete assignment by any Uncommitted Purchaser of all of its rights and obligations hereunder to any other Person with prior notice to the other parties hereto, and upon such assignment such Uncommitted Purchaser shall be released from all obligations and duties, if any, hereunder; provided that, such Uncommitted Purchaser may not, without the prior consent of its Related Committed Purchasers (and, in the case of any assignment by an Uncommitted Purchaser that is not a Conduit Purchaser, unless a Termination Event has occurred and is continuing, the Seller), make any such transfer of its rights hereunder unless the assignee (i) if it is a Conduit Purchaser, is principally engaged in the purchase of assets similar to the assets being purchased hereunder, (ii) has as its Purchaser Agent the Purchaser Agent of the assigning Uncommitted Purchaser and (iii) if it is a Conduit Purchaser, issues commercial paper with credit ratings substantially comparable to the ratings of the assigning Conduit Purchaser and, provided, further, that no such consent of the Seller shall be required if the assignee is a Purchaser, an Affiliate of a Purchaser or an Approved Fund. Any assigning Uncommitted Purchaser shall deliver to any assignee a Transfer Supplement with any changes as have been approved by the parties thereto, duly executed by such Uncommitted Purchaser, assigning any portion of its interest in the Receivable Interests to its assignee. Such Uncommitted Purchaser shall promptly (i) notify each of the other parties hereto of such assignment and (ii) take all further action that the assignee reasonably requests in order to evidence the assignee’s right, title and interest in such interest in the Receivable Interests and to enable the assignee to exercise or enforce any rights of such Uncommitted Purchaser hereunder. Upon the assignment of any portion of its interest in the Receivable Interests, the assignee shall have all of the rights hereunder with respect to such interest.

(f) Opinions of Counsel. If required by the Agent or the applicable Purchaser Agent or to maintain the ratings of any Conduit Purchaser, each Transfer Supplement must be accompanied by an opinion of counsel of the assignee as to such matters as the Agent or such Purchaser Agent may reasonably request.

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ARTICLE XIII.

MISCELLANEOUS

Section 13.1 Waivers and Amendments.

(a) No failure or delay on the part of the Agent, any Purchaser Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b) No provision of any Transaction Document may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 13.1(b). Seller and the Agent, with the consent of the Required Purchaser Agents, may enter into written modifications or waivers of any provisions of any Transaction Document; provided that, no such modification or waiver shall:

(i) without the consent of each Purchaser adversely affected thereby, (A) extend the Facility Termination Date for the related Purchaser Group or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) change any fee payable to such Purchaser, (D) change the Invested Amount of any Receivable Interest, (E) amend, modify or waive any provision of the definition of Required Purchaser Agents, Section 9.1, Section 12.1(d), Section 12.1(e), this Section 13.1(b), Section 13.5, Section 13.6(b) or Section 13.12, (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Available Commitment”, “Commitment”, “Eligible Receivable”, “Liquidity Agreement”, “Concentration Percentage”, “Excess Concentration”. “Maximum Purchase Limit”, “Purchase Price” or “Required Reserve”, or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

(ii) without the written consent of the Agent and each Purchaser Agent, amend, modify or waive any provision of any Transaction Document if the effect thereof is to affect the rights (including, without limitation, fees and indemnities) or duties of such Agent or Purchaser Agent.

Notwithstanding any of the foregoing to the contrary, the Seller and the Agent, without the consent of any Purchaser or Purchaser Agent, may enter into any amendment, modification or wavier of any Transaction Document, or enter into any new agreement or instrument, to (i) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Purchased Assets for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or (ii) correct any obvious error or omission of a technical nature, in each case that is immaterial (as reasonably determined by the Agent and the Seller), in any provision of any Transaction Document, if the same is not objected to in writing by the Required Purchaser Agents within five (5) Business Days following receipt of notice thereof.

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Section 13.2 Notices. Except as provided in this Section 13.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. For the avoidance of doubt, each Purchaser Group’s notice information is included in Exhibit XV. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if sent via U.S. certified or registered mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 13.2. If the written confirmation differs from the action taken by the Agent or any Purchaser Agent, the records of such Agent or Purchaser Agent shall govern absent manifest error.

Section 13.3 Protection of Agent’s Security Interest.

(a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary, or that the Agent or any Purchaser Agent may reasonably request, to perfect, protect or more fully evidence the Agent’s security interest in the Purchased Assets, or to enable the Agent, any Purchaser Agent or any Purchaser to exercise and enforce their rights and remedies hereunder. At any time after the occurrence and during the continuance of a Termination Event, the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller’s expense, of the ownership or security interests of the Agent (for the benefit of the Secured Parties) under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee.

(b) If any Seller Party fails to perform any of its obligations under Section 13.3(a), the Agent, any Purchaser Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party, in any case only after the occurrence and during the continuance of a Termination Event, (i) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Agent for the benefit of the Secured Parties in the Receivables and the other Purchased Assets and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables and the other Purchased Assets as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent’s security interest in the Purchased Assets, for the benefit of the Secured Parties. The Agent shall provide the Seller with copies of any such filings. This appointment is coupled with an interest and is irrevocable.

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Each of the Seller Parties (A) hereby authorizes the Agent to file financing statements and other filing or recording documents with respect to the Receivables and the other Purchased Assets (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of such Seller Party, in such form and in such offices as the Agent reasonably determines appropriate to perfect or maintain the perfection of the security interest of the Agent hereunder, (B) acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables and the other Purchased Assets (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Agent, consenting to the form and substance of such filing or recording document, and (C) approves, authorizes and ratifies any filings or recordings made by or on behalf of the Agent in connection with the perfection of the security interests in favor of Seller or the Agent.

Section 13.4 Confidentiality.

(a) Each of the parties hereto shall maintain and shall cause each of its employees, members, partners, certificateholders and officers to maintain the confidentiality of the Agreement and all information with respect to the other parties, including all information regarding their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its directors, officers, members, partners, certificateholders and employees may (i) disclose such information to its accountants, attorneys, investors, potential investors, credit enhancers to the Purchasers and the agents or advisors of such Persons (“Excepted Persons”); provided that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the parties hereto that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Seller and its affiliates, (ii) disclose the existence of the Agreement, but not the financial terms thereof, (iii) disclose such information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law), (iv) disclose such information to any rating agency rating the Commercial Paper and any other nationally recognized statistical rating organization as contemplated in Section 17g-5 of the Securities Exchange Act of 1934 and (v) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents; provided further that the Persons permitted to make such disclosures under clauses (iii) and (v) shall also include credit enhancers to the Purchasers. It is understood that the financial terms that may not be disclosed except in compliance with this Section 13.4(a) include, without limitation, all fees and other pricing terms, and all Termination Events and priority of payment provisions.

(b) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it obtained in connection with the transactions contemplated herein (i) to the Agent, any Liquidity Agent, any Purchaser, any Purchaser Agent or any Funding Source by each other, (ii) by the Agent, any Liquidity Agent, any Purchaser, any Purchaser Agent or any Funding Source to any prospective or actual assignee

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or participant of any of them or (iii) by the Agent, any Liquidity Agent, any Purchaser, any Purchaser Agent or any Funding Source to any rating agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Purchaser and to any officers, directors, members, partners, certificateholders, employees, accountants, advisors, and attorneys of any of the foregoing, provided that each such Person is informed of the confidential nature of such information and agrees for the benefit of the parties hereto that such information shall be used solely in connection with such Person’s evaluation. In addition, the Agent, any Liquidity Agent, any Purchaser, any Purchaser Agent, any Funding Source or provider of a surety, guaranty or credit or liquidity enhancement to a Purchaser may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, (ii) disclosure of any and all information if required to do so by any applicable statute, law, rule or regulation, or (iii) any other disclosure authorized by the Seller or Servicer.

Section 13.5 Bankruptcy Petition. Each party hereto hereby covenants and agrees that prior to the date which is one year and one day after the payment in full of all outstanding commercial paper notes or other indebtedness of each Conduit Purchaser, it will not institute against or join any other Person in instituting against such Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 13.6 Limitation of Liability. (a) No claim may be made by any party hereto against any other party hereto or any Funding Source or their respective Affiliates, directors, officers, members, partners, certificateholders, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each party hereto hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor, and (b) no Conduit Purchaser shall have any obligation to pay any amounts owing hereunder unless and until such Purchaser has received such amounts pursuant to its portion of the Receivable Interests and such amounts are not necessary to pay outstanding commercial paper notes or other outstanding indebtedness of such Purchaser. Each party hereto hereby agrees that no liability or obligation of any Conduit Purchaser hereunder for fees, expenses or indemnities shall constitute a claim (as defined in Section 101 of Title 11 of the United States Bankruptcy Code) against such Purchaser unless such Purchaser has received cash from its portion of the Receivable Interests sufficient to pay such amounts, and such amounts are not necessary to pay outstanding commercial paper notes or other indebtedness of such Purchaser.

Section 13.7 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTEREST OF SELLER OR THE OWNERSHIP OR SECURITY INTEREST OF THE AGENT (FOR THE BENEFIT OF THE SECURED PARTIES) IN ANY OF THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

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Section 13.8 CONSENT TO JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT SITTING IN THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK COUNTY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, ANY PURCHASER AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT, ANY PURCHASER AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT, ANY PURCHASER AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

Section 13.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 13.10 Integration; Binding Effect; Survival of Terms.

(a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Section 13.4, Section 13.5 and Section 13.6 shall be continuing and shall survive any termination of this Agreement.

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(c) Each of the Seller Parties, the Agent, the Purchaser Agents and the Purchasers hereby acknowledges and agrees that the Funding Sources are hereby made express third party beneficiaries of this Agreement and each of the other Transaction Documents as in effect from time to time.

Section 13.11 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of a signature page to this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article”, “Section”, “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 13.12 Characterization.

(a) It is the intention of the parties hereto that each Purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which Purchase shall provide the Agent (for the benefit of the Secured Parties) with the full benefits of ownership of the applicable Receivable Interest. Except as specifically provided in this Agreement, each sale of a Receivable Interest hereunder is made without recourse to Seller; provided that (i) Seller shall be liable to the Agent, the Purchaser Agents and the Purchasers for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by the Agent, any Purchaser Agent or any Purchaser or any assignee thereof of any obligation of Seller or any Originator or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or any Originator.

(b) In addition to any ownership interest which the Agent or any Purchaser may from time to time acquire pursuant hereto, Seller hereby grants to the Agent, for the benefit of Secured Parties, a valid and perfected security interest in all of Seller’s right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Agent, on behalf of Secured Parties, shall have, in addition to the rights and remedies that it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

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(c) Notwithstanding Sections 13.12(a) and 13.12(b), for U.S. federal income tax purposes, the parties hereto shall treat and report the Seller’s sales, and the Purchasers’ purchases, of Receivables under the Transaction Documents as one or more secured loans made by the Purchasers to the Seller.

Section 13.13 Federal Reserve. Notwithstanding any other provision of this Agreement to the contrary, any Purchaser Group may, at any time, pledge or grant a security interest in all or any portion of its rights (including, without limitation, any rights to payment of capital and interest) under this Agreement and any other Transaction Document to secure obligations of such Purchaser Group to a Federal Reserve Bank, without notice to or consent of the Seller or the Agent or any other party; provided that no such pledge or grant of a security interest shall release a Purchaser Group from any of its obligations hereunder or substitute any such pledgee or grantee for such Purchaser Group as a party hereto.

Section 13.14 Patriot Act. Agent, each Purchaser and each Purchaser Agent hereby notifies each Originator, the Seller and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), Agent, each Purchaser and each Purchaser Agent may be required to obtain, verify and record information that identifies each Originator, the Seller and the Servicer, which information includes the name, address, tax identification number and other information regarding each Originator, the Seller and the Servicer that will allow Agent, each Purchaser and each Purchaser Agent to identify such Persons in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each Originator, the Seller and the Servicer agrees to provide Agent, each Purchaser and each Purchaser Agent, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

<signature pages follow>

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers or attorneys-in-fact as of the date hereof.

HSFR, INC., as Seller

By:

Name:	Michael Amodio
Title:	Treasurer

Address:	HSFR, Inc.
135 Duryea Road
Melville, New York 11747
Attention:	Chief Financial Officer
Facsimile:	(631) 843-5541

With a copy to:	Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Attention:	Ron D. Franklin, Esq.
Facsimile:	(212) 969-2900

Receivables Purchase Agreement

HENRY SCHEIN, INC., as Servicer

By:

Name:	Steven Paladino
Title:	Executive Vice President and Chief Financial Officer

Address:	Henry Schein, Inc.
135 Duryea Road
Melville, New York 11747
Attention:	Chief Financial Officer
Facsimile:	(631) 843-5541

With a copy to:	Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Attention:	Ron D. Franklin, Esq.
Facsimile:	(212) 969-2900

Receivables Purchase Agreement

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as Agent

By:

Name:
Title:

Address:	MUFG Bank, Ltd.
1251 Avenue of the Americas, 12th Floor
New York, New York 10020-1104
Attention:	Securitization Department
Telephone:	(212) 782-6957
Facsimile:	(212) 782-6448

Receivables Purchase Agreement

VICTORY RECEIVABLES CORPORATION, as an Uncommitted Purchaser

By:

Name:
Title:

Address:	Victory Receivables Corporation
c/o Global Securitization Services, LLC 114 West 47th Street, Suite 2310
New York, New York 10036
Attention:	Frank B. Bilotta
Telephone:	(212) 295-2777
Facsimile:	(212) 302-8767

With a copy to:	MUFG Bank, Ltd.
1251 Avenue of the Americas, 12th Floor
New York, New York 10020-1104
Attention:	Securitization Department
Telephone:	(212) 782-6957
Facsimile:	(212) 782-6448

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as Purchaser Agent for Victory Receivables Corporation

By:

Name:
Title:

Address:	MUFG Bank, Ltd.
1251 Avenue of the Americas, 12th Floor
New York, New York 10020-1104
Attention:	Securitization Department
Telephone:	(212) 782-6957
Facsimile:	(212) 782-6448

Receivables Purchase Agreement

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as Related Committed Purchaser for Victory Receivables Corporation

By:

Name:
Title:

Address:	MUFG Bank, Ltd.
1251 Avenue of the Americas, 12th Floor
New York, New York 10020-1104
Attention:	Securitization Department
Telephone:	(212) 782-6957
Facsimile:	(212) 782-6448

Receivables Purchase Agreement

EXHIBIT I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account Disclosure Letter” means that certain letter from the Seller and the Servicer to the Agent and each Purchaser Agent, setting forth each Lock-Box and Collection Account to which Collections are remitted.

“Adjusted Dilution Ratio” means, as of any day, the average of the Dilution Ratios for the preceding twelve Calculation Periods.

“Affiliate” shall mean, with respect to a Person, any other Person which directly or indirectly controls, is controlled by or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Aggregate Invested Amount” means, on any date of determination, the aggregate Invested Amount of all Receivable Interests of all Purchasers outstanding on such date.

“Aggregate Reduction” has the meaning specified in Section 1.3.

“Aggregate Unpaids” means, at any time, an amount equal to the sum of (i) the Aggregate Invested Amount, plus (ii) all Recourse Obligations (whether due or accrued) at such time.

“Agreement” means this Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Alternate Base Rate” means, for any day for any Purchaser, the rate per annum equal to (i) 1.50% above ~~the LIBO Rate~~Term SOFR or (ii) if ~~the LIBO Rate~~Term SOFR is not available in accordance with Section 4.3, the greater of (x) the Prime Rate and (y) one-half of one percent (0.50%) above the Federal Funds Effective Rate. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Effective Rate shall be effective on the date of each such change.

“ Alternate Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Seller Parties or their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including the Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Anti-Terrorism Laws” means each of: (a) the Executive Order; (b) the PATRIOT Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956 and any successor statute thereto; (d) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada); (e) the Bank Secrecy Act, and the rules and regulations promulgated thereunder; and (f) any other applicable law of the United States, Canada or any member state of the European Union now or hereafter enacted to monitor, deter or otherwise prevent: (i) terrorism or (ii) the funding or support of terrorism or (iii) money laundering

“Applicable Spread” has the meaning set forth in the Fee Letter.

“Applicable Originator” shall mean the Originator which generated a specific Receivable (or Receivables).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Purchaser, an Affiliate of a Purchaser or an entity or an Affiliate of an entity that administers or manages a Purchaser.

“Assumption Agreement” means an agreement substantially in the form set forth in Exhibit VII to the Agreement.

“Available Commitment” means, with respect to each Related Committed Purchaser, the excess, if any, of such Related Committed Purchaser’s Commitment over the amount funded as of such date by such Related Committed Purchaser hereunder or with respect to outstanding principal of the Receivable Interests under the Liquidity Agreement for the Conduit Purchaser, if any, in the related Purchaser Group.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) ~~or~~ that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for ~~interest~~Yield calculated with reference to such Benchmark (or component thereof)~~, as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise,~~ that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to ~~clause (e) of~~ Section ~~4.5.~~4.5(d).

“Bank Funding” means the funding of a Receivable Interest hereunder by any Purchaser other than through the issuance of Commercial Paper.

“Bank Rate” means, with respect to each Receivable Interest that is funded through a Bank Funding, (a) ~~the LIBO Rate~~Term SOFR or (b) if ~~the LIBO Rate~~Term SOFR is not available in accordance with Section 4.3, the Alternate Base Rate.

“Benchmark” means, initially, with respect to any (i) Invested Amount funded through a Bank Funding, the applicable Bank Rate for such Invested Amount (which as of the Eighth Amendment Effective Date shall be the Term SOFR Reference Rate) or (ii) Invested ~~Amount~~Amounts funded by a Conduit Purchaser pursuant to clause (~~B~~b) of the definition of “CP Costs”, the CP Costs for such Invested Amount (which as of the Eighth Amendment Effective Date shall be the Term SOFR Reference Rate); provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have~~ has occurred with respect to the ~~applicable Bank~~Term SOFR Reference Rate~~, CP Costs~~ or the then-current Benchmark ~~for such Invested Amount~~, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to ~~clause (a) or clause (b) of~~ Section  ~~4.5.~~4.5(a).

“Benchmark Replacement” means, ~~for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date; provided that in the case of an Other Benchmark Rate Election, “Benchmark Replacement” shall mean the alternative set forth in (3) below:~~

~~(1)~~ with respect to any Benchmark Transition Event, the sum of: (a) ~~Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

~~(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;(3) the sum of: (a)~~ the alternate benchmark rate that has been selected by the Agent and the Seller ~~as the replacement for the then-current Benchmark for the applicable Corresponding Tenor~~ giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement ~~for~~to the then-current Benchmark for Dollar denominated syndicated credit facilities ~~denominated in U.S. Dollars at such time in the United States and (b) the related Benchmark Replacement Adjustment;~~

~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion; provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Agent and the Seller shall be the term benchmark rate that is used in lieu of a LIBOR-based rate in the relevant other Dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).If the Benchmark Replacement as~~ at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined ~~pursuant to clause (1), (2) or (3) above~~ would be less than the Floor, ~~the~~such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement ~~for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~

~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Agent:~~

~~(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and(2) for purposes of clause (3) of the definition of “Benchmark Replacement,”~~, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Seller ~~for the applicable Corresponding Tenor~~ giving due consideration to ~~(i)~~(a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~on the applicable Benchmark Replacement Date and/or (ii~~or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar denominated syndicated credit facilities ~~denominated in U.S. Dollars~~ at such time~~;provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Agent in its reasonable discretion~~.

“Benchmark Replacement ~~Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of purchase requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such~~

~~Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).~~Date” means a date and time determined by the Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

~~“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:~~

(~~1~~a) in the case of clause (~~1~~a) or (~~2~~b) of the definition of “Benchmark Transition Event~~,~~”, the later of (~~a~~i) the date of the public statement or publication of information referenced therein and (~~b~~ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(~~2~~b) in the case of clause (~~3~~c) of the definition of “Benchmark Transition Event~~,~~”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be ~~no longer~~ non-representative; provided~~,~~ that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date~~;~~

~~(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Purchasers, Purchaser Agent and the Seller pursuant to Section 4.5(b); or(4) in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Purchasers and Purchaser Agents, so long as the Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Purchasers and Purchaser Agents, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from the Required Purchaser Agents~~.

For the avoidance of doubt, ~~(i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii)~~ the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (~~1~~a) or (~~2~~b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means~~, with respect to any Benchmark,~~ the occurrence of one or more of the following events with respect to ~~such~~the then-current Benchmark:

(~~1~~a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(~~2~~b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve ~~Board~~Bank of New York~~, the central bank for U.S. Dollars applicable to such Benchmark~~, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), ~~in each case,~~ which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(~~3~~c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are ~~no longer~~not, or as of a specified future date will ~~no longer~~not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means~~, with respect to any Benchmark~~, the period (if any) (~~x~~a) beginning at the time that a Benchmark Replacement Date ~~pursuant to clauses (1) or (2) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced ~~such~~the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 4.5 and (~~y~~b) ending at the time that a Benchmark Replacement has replaced ~~such~~the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 4.5.

“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.

“Broken Funding Costs” means for any Receivable Interest which: (i) has its Invested Amount reduced (I) if funded with Commercial Paper, without compliance by Seller with the notice requirements hereunder or (II) if funded by reference to the Yield Rate and based upon ~~the LIBO Rate~~Term SOFR, on any date other than the Settlement Date or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned by any Conduit Purchaser to the Liquidity Providers under the related Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Interest Periods or the tranche periods for Commercial Paper determined by the applicable Purchaser Agent to relate to such Receivable Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Invested Amount of such Receivable Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Invested Amount is allocated to another Receivable Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Invested Amount for the new Receivable Interest, and (y) to the extent such Invested Amount is not allocated to another Receivable Interest, the income, if any, actually received during the remainder of such period by the holder of such Receivable Interest from investing the portion of such Invested Amount not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess (net of any amounts due to such Purchasers). All Broken Funding Costs shall be due and payable hereunder upon written demand.

“Business Day” means any day on which banks are not authorized or required to close in New York, New York, and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the Yield Rate and based upon ~~the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market~~Term SOFR, any day that is a U.S. Government Securities Business Day.

“Calculation Period” means each accounting month specified in Part 1 of Exhibit XIV.

“Capitalized Lease” of a Person shall mean any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Change in Control” means any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (A) shall have acquired beneficial interest of 50% or more of any outstanding class of equity interests having ordinary voting power in the election of the directors of Schein (other than the aggregate beneficial ownership of the Persons who are officers or directors of Schein as of September 12, 2012) or (B) shall obtain (i) the power (whether or not exercised) to elect a majority of Schein’s directors or (ii) the board of directors of Schein shall not consist of a majority of Continuing Directors.

“Closing Date” April 17, 2013.

“Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit I to the Account Disclosure Letter.

“Collection Account Agreement” means an agreement, substantially in the form of Exhibit V, among Servicer, Seller, the Agent and a Collection Bank.

“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.

“Collection Notice” means a notice, in substantially the form of Annex A to Exhibit V, from the Agent to a Collection Bank.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

“Commercial Paper” means, with respect to any Conduit Purchaser, (a) promissory notes issued by such Conduit Purchaser in the commercial paper market or (b) on any day, any short-term notes or any other form of debt issued by or on behalf of such Conduit Purchaser in the ordinary course of its financing business or obligations pursuant to interest rate basis swaps entered into in connection with the issuance of such short-term notes.

“Commitment” means, with respect to each Related Committed Purchaser, the aggregate maximum amount which such Purchaser is obligated to pay hereunder on account of all Purchases, which amount is the amount set forth as its “Commitment” in the right column of Exhibit XV, or in the Assumption Agreement or Transfer Supplement, pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 12.1 or in connection with a reduction in the Maximum Purchase Limit pursuant to Section 1.1(b).

“Commitment Percentage” means, for each Related Committed Purchaser in a Purchaser Group, such Related Committed Purchaser’s Commitment divided by the total of all Commitments of all Related Committed Purchasers in such Purchaser Group.

“Concentration Percentage” means (i) for any Group A Obligor, 10.00%, (ii) for any Group B Obligor, 10.00%, (iii) for any Group C Obligor, 5.00% and (iv) for any Group D Obligor, 2.50%.

“Conduit Purchasers” means each Purchaser that is a commercial paper conduit.

“ Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Broken Funding Costs and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Consolidated Subsidiary” shall mean, at any date, for any Person, any Subsidiary or other entity the accounts of which would be consolidated under GAAP with those of such Person in its consolidated financial statements as of such date.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

“Continuing Directors” means, as to Schein, the directors of Schein as of September 12, 2012, and each other director of Schein whose nomination for election to the Board of Directors of Schein is recommended by a majority of the then Continuing Directors.

“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidence such Receivable.

“Contractual Dilution” means any amount by which a Receivable is reduced prior to payment by the relevant Obligor as a result of allowances, discounts, sales programs or rebates which are customary and specified in a sales contract or applicable obligor program.

~~“Corresponding Tenor” means, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~

“CP Costs” means, for each day for any Conduit Purchaser (a) the “weighted average cost” (as defined below) for such day related to the issuance of Commercial Paper by or on behalf of such Conduit Purchaser that is allocated, in whole or in part by such Conduit Purchaser, to fund all or part of its Purchases (and which may also be allocated in part to the funding of other assets of such Conduit Purchaser) or (b) any other amount designated as the “CP Costs” for such Conduit Purchaser in an Assumption Agreement or Transfer Supplement pursuant to which such Conduit Purchaser becomes a party (as a Conduit Purchaser) to the Agreement, or any other written agreement among such Conduit Purchaser, the Seller, the Servicer, the related Purchaser Agent and the Agent from time to time. As used in this definition, the “weighted average cost” shall consist of (A) the actual interest rate (or discount) paid to purchasers of Commercial Paper issued by or on behalf of such Conduit Purchaser, together with the commissions of placement agents and dealers in respect of such Commercial Paper, to the extent such commissions are allocated, in whole or in part, to such Commercial Paper (B) the costs associated with the issuance of such Commercial Paper, including without limitation, issuing and paying agent fees incurred with respect to such Commercial Paper, (C) any incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser under this Agreement and (D) interest on other borrowing or funding sources by such Conduit Purchaser, including, without limitation, (i) to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market, (ii) bridge loans, (iii) market disruption loans, (iv) subordinate notes and (v) voluntary advance facilities.

“Credit Agreement” means that certain Credit Agreement, dated as of September 12, 2012, among Schein, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, HSBC Bank USA, National Association, as syndication agent and U.S. Bank National Association, MUFG, UniCredit Bank AG and The Bank of New York Mellon, as co-documentation agents, as amended, restated, supplemented or otherwise modified from time to time.

“Credit and Collection Policy” means, as applicable, Schein’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and provided to the Agent and each Purchaser Agent, as modified from time to time in accordance with this Agreement.

“Cut-Off Date” means the last day of a Calculation Period.

~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.~~

“Deemed Collections” means Collections deemed received by Seller under Section 1.4(a).

“Default Rate” means a rate per annum equal to the sum of (a) Prime Rate and (b) 1.50%.

“Default Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (i) the aggregate Outstanding Balance of Receivables which became Defaulted Receivables during the Calculation Period that includes such Cut-Off Date by (ii) the aggregate Outstanding Balance of Receivables originated by the Originators during the Calculation Period occurring four (4) months prior to the Calculation Period ending on such Cut-Off Date.

“Defaulted Receivable” means a Receivable (without duplication): (i) as to which the Obligor thereof has suffered an Event of Bankruptcy; (ii) which, consistent with the Credit and Collection Policy, should be written off Seller’s books as uncollectible; or (iii) as to which any payment, or part thereof, remains unpaid for more than ninety (90) days but equal to or less than one hundred and twenty (120) days from the original due date for such payment (determined without regard to any extension of the due date pursuant to Section 8.2(d)).

“Delinquency Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (i) the aggregate Outstanding Balance of all Delinquent Receivables as of such Cut-Off Date by (ii) the aggregate Outstanding Balance of all Receivables as of such Cut-Off Date.

“Delinquent Receivable” means a Receivable (other than a Defaulted Receivable) as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment (determined without regard to any extension of the due date pursuant to Section 8.2(d)).

“Diluted Receivable” means a Receivable which in whole or in part has become a subject of reduction as a result of returned products, defect, dispute, warranty, cash discounts, allowances, rebates, rejections, set off, netting, deficit, failure to perform on the part of the related Originator, adjustment, or any other reason besides reasons pertaining to the credit worthiness of the related Obligor.

“Dilution” means the amount of any reduction or cancellation of the Outstanding Balance of a Receivable as described in Section 1.4(a).

“Dilution Horizon Ratio means as of any date, a ratio (expressed as a percentage), computed as of the last day of the most recently ended Calculation Period by dividing (i) the sum of the aggregate amount of gross sales of the Originators generated during the most recently ended Calculation Period by (ii) the amount equal to the Non-Defaulted Receivables Balance as of the last day of the most recently ended Calculation Period.

“Dilution Ratio” means, as of any Cut-Off Date, a ratio (expressed as a percentage) computed by dividing (i) the aggregate Outstanding Balance of Receivables that became Diluted Receivables (excluding any portion thereof constituting Contractual Dilution) during the Calculation Period ending on such Cut-Off Date by (ii) the aggregate Outstanding Balance of Receivables generated by the Originators during the Calculation Period immediately prior to the Calculation Period ending on such Cut-Off Date.

“Dilution Reserve Floor Percentage” means the product of:

ADR x DHR

where:

ADR = Adjusted Dilution Ratio;

DHR = Dilution Horizon Ratio.

“Dilution Spike” means, at any time, the highest three (3) month average Dilution Ratio observed over the previous 12 months.

“Dilution Volatility Ratio” means the product of:

((DS ~~–~~– ADR) x DS/ADR)

where:

ADR = Adjusted Dilution Ratio;

DS = Dilution Spike

“Dispute” shall mean any dispute, deduction, claim, offset, defense, counterclaim, set-off or obligation of any kind, contingent or otherwise, relating to a Receivable, including, without limitation, any dispute relating to goods or services already paid for.

“Dollar” and “$” shall mean lawful currency of the United States of America.

“Dynamic Dilution Reserve Percentage” means, at any time, a percentage calculated as follows:

((SF x ADR) + DVR) x DHR

where:

SF = stress factor of 2.00;

ADR = Adjusted Dilution Ratio;

DVR = Dilution Volatility Ratio;

DHR = Dilution Horizon Ratio.

“Dynamic Loss Reserve Percentage” means, at any time, the product of:

SF x DR x LHR

where:

SF = stress factor of 2.00;

DR = the highest three-month average Default Ratio over (x) from October 20, 2021 through the Calculation Period ending on November 27, 2021, each Calculation Period from the Calculation Period ending on December 26, 2020 through the Calculation Period that immediately precedes the Calculation Period in which such date of determination occurs and (y) at all other times, the past 12 months;

LHR = Loss Horizon Ratio.

“~~Early Opt-in Election” means, if the then current Benchmark with respect to U.S. Dollars is the LIBO Rate, the occurrence of:~~Eighth Amendment Date” means December 15, 2022.

~~(1) a notification by the Agent to (or the request by the Seller to the Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR- based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2) the joint election by the Agent and the Seller to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Agent of written notice of such election to the Seller and the Purchasers.~~

“Eligible Receivable” means, at any time, a Receivable:

(a) which, together with the related Contract, complies with all applicable Laws and other legal requirements, whether Federal, state or local, including, without limitation, to the extent applicable, usury laws, the Federal Consumer Credit Protection Act, the Fair Credit Billing Act, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

(b) which constitutes an “account”, “chattel paper” or a “payment intangible” as defined in the UCC as in effect in the State of New York and the jurisdiction whose Law governs the perfection of the Agent’s (for the benefit of the Secured Parties) ownership and security interest therein, and is not evidenced by an “instrument,” as defined in the UCC as so in effect;

(c) which was originated in connection with a sale of goods or the provision of services by the Applicable Originator in the ordinary course of its business to an Obligor who was approved by the Applicable Originator in accordance with its Credit and Collection Policy, and which Obligor is not an Affiliate of the Seller or the Applicable Originator;

(d) which (i) arises from a Contract and has been billed, or in respect of which the related Obligor is otherwise liable, in accordance with the terms of such Contract and (ii) arises from a Contract that (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the Applicable Originator or the Seller under such Contract and (B) does not contain any provision that restricts the ability of the Agent, any Purchaser Agent or any Purchaser to exercise its rights under this Agreement (or the Receivables Sale Agreement), including, without limitation, the right to review the Contract;

(e) which constitutes a legal, valid, binding and irrevocable payment obligation of the related Obligor, enforceable in accordance with its terms, and which is not subject to any Disputes or other offsets, counterclaims, defenses or contra accounts; provided that (1) if such Dispute, offset, counterclaim, defense or contra accounts affects only a portion of the Outstanding Balance of such Receivable or (2) if such Receivable is subject to Contractual Dilution then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected;

(f) which provides for payment in U.S. Dollars and is to be paid in the United States by the related Obligor;

(g) with respect to which the related Contract directs (or the Servicer has directed) payment thereof to be sent to a Lock-Box or the Collection Account;

(h) which has not been repurchased by any Originator pursuant to the repurchase provisions of the Receivables Sale Agreement;

(i) which is not a Defaulted Receivable or Delinquent Receivable;

(j) which has a related Obligor (i) for which no more than 35% of the aggregate Outstanding Balances of Receivables owed by such Obligor are greater than 90 days past due and (ii) which is not the subject of a current Event of Bankruptcy and has not been the subject of an Event of Bankruptcy during the prior 24 months unless otherwise agreed to in writing by the Agent and the Required Purchaser Agents;

(k) which has a related Obligor that is a Person domiciled in the United States of America; provided that Receivables owed by Obligors not domiciled in the United States are permitted to be Eligible Receivables if the related Obligor is a resident of an OECD country;

(l) which was not originated in or subject to the Laws of a jurisdiction whose Laws would make such Receivable, the related Contract or the sale of the Receivable Interests to the Seller or Agent for the benefit of the Purchasers, or the pledge of the security interest to the Agent (for the benefit of the Secured Parties), hereunder unlawful, invalid or unenforceable and which is not subject to any legal limitation on transfer;

(m) which (i) immediately prior to the sale of such Receivable to the Seller under and in accordance with the Receivables Sale Agreement, was owned solely by the Applicable Originator free and clear of all Liens, except for the Lien arising in connection with the Receivables Sale Agreement, (ii) was transferred to the Seller in a “true sale” or “true contribution” under the Receivables Sale Agreement and (iii) after such sale, is owned solely by the Seller free and clear of all Liens, except for the Lien arising in connection with this Agreement;

(n) for which all goods, services, and other products and transactions in connection with such Receivable have been finally performed or delivered to and accepted by the Obligor without Dispute;

(o) which does not provide the Obligor with the right to obtain any cash advance thereunder;

(p) which by its terms has Invoice Payment Terms of less than 91 days; provided that an Extended Term Receivable may be an Eligible Receivable if the Invoice Payment Terms of such Extended Term Receivable do not exceed 180 days;

(q) which is an eligible asset within the meaning of Rule 3a-7 promulgated under the Investment Company Act of 1940, as amended from time to time;

(s) which has terms which have not been modified, impaired, waived, altered, extended or renegotiated since the initial sale or provision of service to an Obligor in any way not expressly permitted for in this Agreement;

(t) which represents all or part of the sales price of merchandise, insurance, services, and goods within the meaning of the Investment Company Act of 1940, Section 3(c)(5), as amended, and which is sold by the Applicable Originator in the ordinary course of business;

(u) for which the purchase of such Receivable is a “current transaction” within Section 3(a)(3) of the Securities Act of 1933; and

(v) the Obligor of which is not a Sanctioned Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Schein within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a complete or partial withdrawal from a Multiemployer Plan that results in liability to Schein or any ERISA Affiliate, or the receipt or delivery by Schein or any ERISA Affiliate of any notice with respect to any Multiemployer Plan concerning the imposition of liability as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA; (c) a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (d) the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (e) the PBGC or a plan administrator shall, or shall indicate its intention in writing to Schein or any ERISA Affiliate to, terminate any Pension Plan or appoint a trustee to administer any Pension Plan; (f) Schein or any ERISA Affiliate incurs liability under Title IV of ERISA with respect to the termination of any Pension Plan; (g) a failure by any Pension Plan to satisfy the minimum funding standards (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA) applicable to such Pension Plan, in each instance, whether or not waived or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Schein or any ERISA Affiliate.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:

(a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

“Excepted Persons” has the meaning set forth in Section 13.4.

“Excess Concentration” means, without duplication, the sum of the following amounts:

(a) the sum of the amounts calculated for each of the Obligors equal to the excess (if any) of the aggregate Outstanding Balance of the Eligible Receivables of such Obligor, over the product of (x) such Obligor’s Concentration Percentage, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables; plus

(b) the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables owed by Obligors not domiciled in the United States and are residents of an OECD country, exceeds 5.00% of the aggregate Outstanding Balance of all Eligible Receivables; plus

(c) the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables that are Extended Term Receivables, exceeds 5.00% of the aggregate Outstanding Balance of all Eligible Receivables; plus

(d) the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables that are Government Receivables, exceeds 5.00% of the aggregate Outstanding Balance of all Eligible Receivables; plus

(e) the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables that are Rebilled Receivables exceeds 1.50% of the aggregate Outstanding Balance of all Receivables originated by the Originators during the Calculation Period that immediately precede such date of determination.

“Excluded Taxes” has the meaning set forth in Section 10.1(d).

“Executive Order” means Executive Order No. 13224 on Terrorist Financings: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on September 23, 2001.

“Extended Term Receivables” means a Receivable with Invoice Payment Terms greater than 90 days.

“Facility Account” means that certain account of the Seller maintained at The Bank of New York Mellon and as set forth in that certain letter dated as of the date hereof from the Seller to the Purchaser Agents.

“Facility Termination Date” means the earliest to occur of: (a) the Scheduled Facility Termination Date, (b) the date determined pursuant to Section 9.2, (c) the Termination Date and (d) the date the Maximum Purchase Limit reduces to zero pursuant to Section 1.1(b) of this Agreement.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.

“Federal Funds Effective Rate” means, for any period for any Purchaser, a fluctuating interest rate per annum for each day during such period equal to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (New York time) for such day on such transactions received by the related Purchaser Agent from three federal funds brokers of recognized standing selected by it.

“Federal Reserve Bank” means any bank in the Federal Reserve System of the United States of America.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter” means each fee letter with respect to this Agreement among Seller, Schein and the applicable Purchaser Agent, as it may be amended, restated or otherwise modified and in effect from time to time.

“Fifth Amendment Date” means May 13, 2019.

“Final Payout Date” means the date on which all Aggregate Unpaids have been paid in full and the Maximum Purchase Limit has been reduced to zero.

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

“Fiscal Year” shall mean, for accounting purposes of each of the Seller and the Servicer, the following dates: (i) for Fiscal Year 2013, December 30, 2012 until December 28, 2013, (ii) for Fiscal Year 2014, December 29, 2013 until December 27, 2014, (iii) for Fiscal Year 2015, December 28, 2014 until December 26, 2015 and (iv) for Fiscal Year 2016, December 27, 2015 until December 31, 2016.

“Floor”~~: the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBO Rate, as applicable.~~ means 0.00%.

“Funding Agreement” means (i) this Agreement, (ii) each Liquidity Agreement and (iii) any other agreement or instrument executed by any Funding Source with or for the benefit of any Conduit Purchaser.

“Funding Source” means (i) the Agent, any Purchaser Agent or any Liquidity Provider or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to any Conduit Purchaser.

“GAAP” means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.

“Government Receivables” shall mean, at the time, any Receivables for which the related Obligor is the United States of America, any State or local government or any Federal or state agency or instrumentality or political subdivision thereof.

“Group A Obligor” means an Obligor (or its parent or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) with a short-term rating of at least: (a) “A-1” by Standard & Poor’s or, if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “A+” or better by Standard & Poor’s on such Obligor’s (or, if applicable, its parent’s or its majority owner’s) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-1” by Moody’, or, if such Obligor does not have a short-term rating from Moody’s, a rating of “Al” or better by Moody’s on such Obligor’s (or, if applicable, its parent’s or its majority owner’s) long-term senior unsecured and uncredit-enhanced debt securities; provided, that if an Obligor (or its parent or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) receives a split rating from Standard & Poor’s and Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have the lower of the two ratings; provided, further, that if an Obligor (or its parent or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) is rated by either Standard & Poor’s or Moody’s, but not both, and satisfies either clause (a) or clause (b) above, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to be a Group B Obligor. Notwithstanding the foregoing, any Obligor that is a Subsidiary or an Affiliate of an Obligor that satisfies the definition of “Group A Obligor” shall be deemed to be a Group A Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of clause (i) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.

“Group B Obligor” means an Obligor (or its parent or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) that is not a Group A Obligor and that has a short-term rating of at least: (a) “A-2” by Standard & Poor’s or, if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB+” or better by Standard & Poor’s on such Obligor’s (or, if applicable, its parent’s or its majority owner’s) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-2” by Moody’s or, if such Obligor does not have a short-term rating from Moody’s, a rating of “Baal” or better by Moody’s on such Obligor’s (or, if applicable, its parent’s or its majority owner’s) long-term senior unsecured and uncredit-enhanced debt securities; provided, that if an Obligor (or its parent or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) receives a split rating from Standard & Poor’s and Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have the lower of the two ratings; provided, further, that if an Obligor (or its parent or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) is rated by either Standard & Poor’s or Moody’s, but not both, and satisfies either clause (a) or clause (b) above, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to be a Group C Obligor. Notwithstanding the foregoing, any Obligor that is a Subsidiary or Affiliate of an Obligor that satisfies the definition of “Group B Obligor” shall be deemed to be a Group B Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of clause (i) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.

“Group C Obligor” means an Obligor (or its parent or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) that is not a Group A Obligor or a Group B Obligor and that has a short-term rating of at least: (a) “A-3” by Standard & Poor’s or, if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB-” or better by Standard & Poor’s on such Obligor’s (or, if applicable, its parent’s or its majority owner’s) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-3” by Moody’s or, if such Obligor does not have a short-term rating from Moody’s, a rating of “Baa3” or better by Moody’s on such Obligor’s (or, if applicable, its parent’s or its majority owner’s) long-term senior unsecured and uncredit-enhanced debt securities; provided, that if an Obligor (or its parent or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) receives a split rating from Standard & Poor’s and Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have the lower of the two ratings; provided, further, that if an Obligor (or its parent or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) is rated by either Standard & Poor’s or Moody’s, but not both, and satisfies either clause (a) or clause (b) above, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to be a Group D Obligor. Notwithstanding the foregoing, any Obligor that is a Subsidiary or Affiliate of an Obligor that satisfies the definition of “Group C Obligor” shall be deemed to be a Group C Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of clause (i) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.

“Group Commitment” means, with respect to any Purchaser Group, the aggregate of the Commitments of each Purchaser within such Purchaser Group.

“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor, Any Obligor (or its parent or majority owner, as applicable, if such Obligor is unrated) that is rated by neither Moody’s nor Standard & Poor’s shall be a Group D Obligor.

“Group Invested Amount” means, with respect to any Purchaser Group, an amount equal to the aggregate Invested Amount of all the Purchasers within such Purchaser Group.

“Guarantee” shall mean, as applied to any Indebtedness, (i) a guarantee (other than by endorsement for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such Indebtedness or (ii) an agreement, direct or indirect, contingent or otherwise, providing assurance of the payment or performance (or payment of damages in the event of non-performance) of any part or all of such Indebtedness, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. The amount of any Guarantee shall be deemed to be the maximum amount of the Indebtedness guaranteed for which the guarantor could be held liable under such Guarantee.

“Incremental Purchase” means a purchase of one or more Receivable Interests which increases the total outstanding Aggregate Invested Amount hereunder.

“Indebtedness” of any Person shall mean, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within twelve months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, provided that for purposes hereof the amount of such Indebtedness shall be limited to the greater of (A) the amount of such Indebtedness as to which there is recourse to such Person and (B) the fair market value of the property which is subject to the Lien, (vii) all Guarantees of such Person, (viii) the principal portion of all obligations of such Person under Capitalized Leases, (ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (x) the maximum amount of all standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (xi) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due by a fixed date, (xii) the principal balance outstanding under any securitization transaction and (xiii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Indebtedness.

“Indemnified Amounts” has the meaning specified in Section 10.1.

“Indemnified Party” has the meaning specified in Section 10.1.

“Independent Director” means an individual who (A)(i) shall not have been at the time of such individual’s appointment as a director, (ii) may not have been at any time during the preceding five (5) years and (iii) shall not be while serving as Independent Director for the Seller (a) a shareholder of, or an officer, director (other than an Independent Director), member, partner, attorney, counsel or employee of, the Seller or any Affiliate thereof, (b) a customer, creditor or contractor of, or supplier to the Seller, or any of its Affiliates, (c) a Person controlling, controlled by or under common control with, any such shareholder, officer, director, member, partner, attorney, counsel, employee, customer or supplier, or (d) a member of the immediate family of any such shareholder, officer, director, member, partner, employee, customer or supplier and (B) shall have (i) prior experience as an independent director, independent manager or independent member and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors, another nationally-recognized company reasonably approved by the Agent, in each case that is not an Affiliate of the Seller and that provides professional independent directors and other corporate services in the ordinary course of its business and (ii) at least three (3) years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Interest Period” means with respect to any Receivable Interest funded through a Bank Funding:

(a) the period commencing on the date of the initial funding of such Receivable Interest through a Bank Funding and including on, but excluding, the Business Day immediately preceding the next following Settlement Date; and

(b) thereafter, each period commencing on, and including, the Business Day immediately preceding a Settlement Date and ending on, but excluding, the Business Day immediately preceding the next following Settlement Date.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

“Invested Amount” of any Receivable Interest means, at any time, (A) the Purchase Price of such Receivable Interest paid by the Purchasers, minus (B) the sum of the aggregate amount of Collections and other payments received by the applicable Purchaser Agent which, in each case, are applied to reduce such Invested Amount in accordance with the terms and conditions of this Agreement; provided that such Invested Amount shall be restored (in accordance with Section 2.4) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

“Invoice Payment Terms” means, with respect to any Receivable, the number of days following the date of the related original invoice by which such Receivable is required to be paid in full, as set forth in such original invoice.

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

~~“LIBO Rate” means for any Interest Period either (a) the interest rate per annum designated as MUFG’s LIBO Rate for a period of time comparable to such Interest Period that appears on the Reuters Screen LIBO Page as of 11:00 a.m. (London, England time) on the second Business Day preceding the first day of such Interest Period or (b) if a rate cannot be determined under clause (a), an annual rate equal to the average (rounded upwards if necessary to the nearest 1/100th of 1%) of the rates per annum at which deposits in U.S. Dollars with a duration comparable to such Interest Period in a principal amount substantially equal to the applicable Rate Tranche are offered to the principal London office of MUFG by three London banks, selected by Agent in good faith, at approximately 11:00 a.m. London time on the second Business Day preceding the first day of such Interest Period. If the calculation of the LIBO Rate results in a LIBO Rate of less than zero (0), the LIBO Rate shall be deemed to be zero (0) for all purposes of this Agreement and the Transaction Documents.~~

“Lien” means, in respect of the property of any Person, any ownership interest of any other Person, any mortgage, deed of trust, hypothecation, pledge, lien, security interest, filing of any financing statement, charge or other encumbrance or security arrangement of any nature whatsoever, including, without limitation, any conditional sale or title retention arrangement, and any assignment, deposit arrangement, consignment or lease intended as, or having the effect of, security.

“Liquidity Agent” means each of the banks acting as agent for the various Liquidity Providers under each Liquidity Agreement.

“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser’s Purchases.

“Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Conduit Purchaser pursuant to the terms of a Liquidity Agreement.

“Location” shall mean, with respect to the Seller, any Originator or the Servicer, the place where the Seller, such Originator or the Servicer, as the case may be, is “located” (within the meaning of Section 9-307, or any analogous provision, of the UCC, in effect in the jurisdiction whose Law governs the perfection of the Agent’s (for the benefit of the Secured Parties) interests in any Purchased Assets).

“Lock-Box” means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit I to the Account Disclosure Letter.

“Loss Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate Outstanding Balance of Receivables generated by the Originators during the preceding four Calculation Periods prior to the Calculation Period ending on such Cut-Off Date by (ii) the amount equal to the Non-Defaulted Receivables Balance as of the last day of the most recently ended Calculation Period.

“Loss Reserve Floor” means 10%.

“Maximum Purchase Limit” means $450,000,000, as such amount may be reduced pursuant to Section 1.1(b) or increased pursuant to Section 1.1(c).

“Maximum Purchase Limit Decrease Notice” has the meaning set forth in Section 1.1(b).

“Moody’s” means Moody’s Investors Service, Inc.

“MUFG” means MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), in its individual capacity and its successors.

“Multiemployer Plan” means a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA, to which Schein or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

“Net Pool Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the Excess Concentration.

“Non-Defaulted Receivables Balance” means an aggregate balance, for a given Calculation Period, of all Receivables as to which no payment, or part thereof, remains unpaid for more than ninety (90) days from the original due date for such payment (determined without regard to any extension of the date due pursuant to Section 8.2(d)).

“Obligor” shall mean, for any Receivable, each and every Person who purchased goods or services on credit under a Contract and who is obligated to make payments to an Originator or the Seller as assignee thereof pursuant to such Contract.

“Obligor Percentage” means, at any time, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor at such time less the amount (if any) then included in the calculation of the Excess Concentration pursuant to clause (a) of the definition thereof with respect to such Obligor, and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.

“OFAC” has the meaning set forth in the definition of Sanctioned Person.

“Official Body” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Originator” means each of Schein and each other Person, if any, party to the Receivables Sale Agreement from time to time as a seller.

~~“Other Benchmark Rate Election”: with respect to any Invested Amount denominated in U.S. Dollars, if the then-current Benchmark is the LIBO Rate, the occurrence of:~~

~~(a) a request by the Seller to the Agent to notify each of the other parties hereto that, at the determination of the Seller, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate, and~~

~~(b) the Agent, in its sole discretion, and the Seller jointly elect to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Agent of written notice of such election to the Seller, the Purchasers and Purchaser Agents.~~

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Participant” has the meaning set forth in Section 12.1(b).

“Patriot Act” has the meaning set forth in Section 13.14.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) (other than a Multiemployer Plan) subject to Title IV of ERISA which Schein or any ERISA Affiliate sponsors or maintains, or to which Schein or any of its ERISA Affiliates makes, is making, or is obligated to make contributions, including a multiple employer plan (as described in Section 4064(a) of ERISA), or with respect to which Schein or any of its ERISA Affiliates has any liability, contingent or otherwise.

“Performance Guarantor” means Henry Schein, Inc.

“Performance Undertaking” means that certain Performance Undertaking, dated as of April 17, 2013 by Performance Guarantor in favor of Seller, substantially in the form of Exhibit IX, as the same may be further amended, restated or otherwise modified from time to time.

“ Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Portfolio Turnover” means, as of any Cut-Off Date, an amount equal to the product of (i) (A) the aggregate Outstanding Balance of all Receivables as of such Cut-Off Date divided by (B) the aggregate Outstanding Balance of Receivables generated by the Originators during the Calculation Period including such Cut-Off Date, multiplied by (ii) 30.

“Prime Rate” means, for any day for any Purchaser, a rate per annum equal to the prime rate of interest announced from time to time by the related Purchaser Agent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Proposed Reduction Date” has the meaning set forth in Section 1.3.

“Purchase” means an Incremental Purchase or a Reinvestment.

“Purchase Date” means each Business Day on which a Purchase is made hereunder.

“Purchase Notice” has the meaning set forth in Section 1.2.

“Purchase Price” means, with respect to any Incremental Purchase of a Receivable Interest, the amount paid to Seller for such Receivable Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Maximum Purchase Limit on the applicable Purchase Date and (iii) the excess, if any, of the Net Pool Balance less the Required Reserve on the applicable Purchase Date over the aggregate outstanding amount of Aggregate Invested Amount determined as of the date of the most recent Settlement Report, without taking into account such proposed Incremental Purchase.

“Purchased Assets” means all of Seller’s right, title and interest, whether now owned and existing or hereafter arising in and to all of the Receivables, the Related Security, the Collections and all proceeds of the foregoing.

“Purchaser” means each Uncommitted Purchaser and/or each Related Committed Purchaser, as applicable.

“Purchaser Agent” means each Person acting as agent on behalf of a Purchaser Group and designated as a Purchaser Agent for such Purchaser Group on the signature pages to the Agreement or any other Person who becomes a party to this Agreement as a Purchaser Agent pursuant to an Assumption Agreement or a Transfer Supplement.

“Purchaser Group” means, for each Purchaser Agent, the Uncommitted Purchaser (if any) and Related Committed Purchasers (if any) (and, to the extent applicable, its related Funding Sources and Indemnified Parties) identified as a “Purchaser Group” for purposes of this Agreement.

“Purchasers’ Portion” means, on any date of determination, the sum of the percentages represented by the Receivable Interests of the Purchasers.

“Purchasing Related Committed Purchaser” has the meaning set forth in Section 12.1(c).

“Ratable Share” means, for each Purchaser Group, such Purchaser Group’s Group Commitments divided by the aggregate Group Commitments of all Purchaser Groups.

“Rebilled Receivables” means any Receivable that arises from the crediting and re-billing of an existing Receivable.

“Receivable” means all indebtedness and other obligations owed to Seller or any Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement) or in which Seller or an Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by an Originator, and further includes, without limitation, the obligation to pay any Finance Charges (if any) with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

“Receivable Interest” means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Invested Amount, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

where:

IA = the Invested Amount of such Receivable Interest.

AIA = the Aggregate Invested Amount.

NPB = the Net Pool Balance.

RR = the Required Reserve.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Facility Termination Date, each Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Facility Termination Date. The variable percentage represented by any Receivable Interest as computed (or deemed recomputed) as of the close of the Business Day immediately preceding the Facility Termination Date shall remain constant at all times thereafter.

“Receivables Purchase Agreement” means this Agreement.

“Receivables Sale Agreement” means that certain Receivables Sale Agreement, dated as of the date hereof, among each Originator and the Seller, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

“Recipient” has the meaning set forth in Section 1.6.

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Recourse Obligations” has the meaning set forth in Section 2.1.

“Reduction Notice” has the meaning set forth in Section 1.3.

~~“Reference Time” means, with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting or (2) if such Benchmark is not the LIBO Rate, the time determined by the Agent in its reasonable discretion.~~

“Regulatory Change” means, after the date of this Agreement (i) adoption of any United States (federal, state or municipal) or foreign laws, regulations (including any applicable law, rule or regulation regarding capital adequacy) or accounting principles, (ii) the adoption or making of any interpretations, guidance, directives or requests of or under any United States (federal, state or municipal) or foreign laws, regulations (whether or not having the force of law) or accounting principles by any court, governmental or monetary authority, or accounting board or authority (whether or not part of government) charged with the establishment, interpretation or administration thereof or (iii) the compliance, implementation or application by any Funding Source, Indemnified Party or Purchaser of any of the foregoing clauses (i) or (ii). For the avoidance of doubt and notwithstanding anything to the contrary contained herein, any interpretation of, or compliance, implementation or application by, whether commenced prior to or after the date hereof, any Funding Source, Indemnified Party or Purchaser with any of the following existing laws, including any rules, regulations, guidance, directives or requests issued in connection therewith (whether or not having the force of law), shall constitute a Regulatory Change: (a) FAS 140 or FIN 46R by the Financial Accounting Standards Board, Statements of Financial Accounting Standards Nos. 166 and 167; (b) the final rule titled Risk-Based Capital Guidelines: Capital Adequacy Guidelines; Capital Maintenance; Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, (c) the Dodd-Frank Wall Street Reform and Consumer Protection Act adopted by Congress on July 21, 2010 and (d) the revised Basel Accord prepared by the Basel Committee on Banking Supervision as set out in the publication entitled “International Convergence of Capital Measurements and Capital Standards: a Revised Framework,” as updated from time to time (including, without limitation, the Basel II and Basel III).

“Reinvestment” has the meaning set forth in Section 2.2.

“Related Committed Purchaser” means each Person listed as a “Committed Purchaser” or “Related Committed Purchaser” for a specified Uncommitted Purchaser, as set forth on the signature pages of the Agreement or in any Assumption Agreement or Transfer Supplement (and specifying its respective commitment).

“Related Security” means, with respect to any Receivable:

(i) all security or other interests in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by an Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv) all service contracts and other contracts and agreements associated with such Receivable,

(v) all Records related to such Receivable,

(vi) all of Seller’s right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable and all of Seller’s right, title and interest in, to and under the Performance Undertaking with respect thereto, and

(vii) all proceeds of any of the foregoing.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Required Purchaser Agents” means, at any time, Purchaser Agents representing Purchasers whose Commitments aggregate more than 50% of the aggregate of the Commitments of all Purchasers; provided that, at any time there are two Purchaser Agents, “Required Purchaser Agents” shall mean each Purchaser Agent.

“Required Reserve” means, on any day during a Calculation Period, (i) the greater of (a) the sum of the Loss Reserve Floor, the Dilution Reserve Floor Percentage, the Yield Reserve Percentage, and Servicing Reserve Percentage and (b) the sum of the Dynamic Loss Reserve Percentage, the Dynamic Dilution Reserve Percentage, the Yield Reserve Percentage, and the Servicing Reserve Percentage, multiplied by (ii) the Net Pool Balance as of such date.

“Responsible Officer” shall mean, with respect to the Seller, the Servicer, any Originator or the Performance Guarantor, the chief executive officer, chief financial officer, president, corporate controller, principal financial officer or treasurer of such Person, or any other Person agreed to by the Agent.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to any Originator or its Affiliates in reimbursement of actual management services performed).

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including on the ~~Fifth~~Eighth Amendment Date, Cuba, ~~Crimea (Ukraine)~~the Crimea Region, the Donetsk People’s Republic and the so-called Luhansk People’s Republic regions of Ukraine, Iran, North Korea and Syria.

“Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (or any successor thereto) or the U.S. Department of State, or as otherwise published from time to time; (b) that is fifty-percent or more owned, directly or indirectly, in the aggregate by one or more Persons described in clause (a) above; (c) that is operating, organized or resident in a Sanctioned Country; (d) with whom engaging in trade, business or other activities is otherwise prohibited or restricted by Sanctions; or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Sanctions” means the laws, rules, regulations and executive orders promulgated or administered to implement economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time (a) by the United States government, including those administered by OFAC, the US State Department, the US Department of Commerce or the US Department of the Treasury, (b) by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) by other relevant sanctions authorities to the extent compliance with the sanctions imposed by such other authorities would not entail a violation of applicable law.

“Scheduled Facility Termination Date” means ~~October 18, 2024~~December 15, 2025; provided that the Seller may, with the prior written consent of the Agent and each Purchaser, extend the then existing Scheduled Facility Termination Date for a term of one year by providing written notice to the Agent 60 days prior to the then existing Scheduled Facility Termination Date of its request to extend the then existing Scheduled Facility Termination Date for one year. For the avoidance of doubt, electronic mail constitutes written notice for the purposes of this definition.

“Schein” has the meaning set forth in the preamble to this Agreement.

“Secured Parties” means the Indemnified Parties.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Parties” has the meaning set forth in the preamble to this Agreement.

“Servicer” means, at any time, the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect the Receivables.

“Servicing Fee” means, for each day in a Calculation Period, an amount equal to (i) the Servicing Fee Rate times (ii) the aggregate Outstanding Balance of all Receivables at the close of business on the Cut-Off Date immediately preceding such Calculation Period, times (iii) 1/360.

“Servicing Fee Rate” means 1.0% per annum.

“Servicing Reserve Percentage” means, at any time, a percentage equal to the product of (i) the Servicing Fee Rate divided by 360 and (ii) the highest Portfolio Turnover over the most recent 12-months.

“Settlement Date” means (i) each Specified Settlement Date, (ii) the 2nd Business Day after each Settlement Reporting Date that is not a Specified Settlement Reporting Date and (iii) the Facility Termination Date.

“Settlement Report” means a report, in substantially the form of Exhibit VI hereto (appropriately completed), together with the electronic backup data which is part of the spreadsheet that creates such report, furnished by the Servicer to the Agent and each Purchaser Agent pursuant to Section 8.5.

“Settlement Reporting Date” means the 21st day immediately following the most recent Cut-Off Date (or if any such day is not a Business Day, the next succeeding Business Day thereafter), including each Specified Settlement Reporting Date, or such other days of any month as may be required, or as Agent or any Purchaser Agent may request, in connection with Section 8.5.

“SOFR” means~~, with respect to any Business Day, a rate per annum equal to~~ the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

~~“SOFR Administrator’s Website” means the Federal Reserve Bank of New York’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~

“Specified Calculation Period” means each accounting month specified in Part 2 of Exhibit XIV.

“Specified Cut-Off Date” means the last day of a Specified Calculation Period.

“Specified Settlement Date” means the 3rd Business Day after each Specified Settlement Reporting Date.

“Specified Settlement Reporting Date” means the 21st day immediately following the most recent Specified Cut-Off Date (or if such day is not a Business Day, the next succeeding Business Day thereafter).

“Sub-Servicer” has the meaning set forth in Section 8.1(b).

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“TD Bank” means The Toronto Dominion Bank in its individual capacity and its successors.

“TD Bank Purchaser Group” means the Purchaser Group with GTA Funding LLC, as a Conduit Purchaser and an Uncommitted Purchaser, TD Bank, as a Related Committed Purchaser and TD Bank, as Purchaser Agent.

“Term SOFR” means, ~~for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

~~“Term SOFR Notice” means a notification by the Agent to the Purchasers, Purchaser Agents and the Seller of the occurrence of a Term SOFR Transition Event.~~

(a) for any calculation with respect to any Receivable Interest for which the Yield Rate is calculated by reference to Term SOFR (other than pursuant to clause (i) of the definition of “Alternate Base Rate”), the sum of the Term SOFR Credit Spread Adjustment plus the Term SOFR Reference Rate for a tenor of one (1) month on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to any Receivable Interest for which the Yield Rate is calculated by reference to Term SOFR pursuant to clause (i) of the definition of “Alternate Base Rate”, the sum of the Term SOFR Credit Spread Adjustment plus the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Alternate Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Alternate Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Alternate Base Rate SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“ Term SOFR Credit Spread Adjustment” means 0.10%.

“Term SOFR ~~Transition Event” means the determination by the Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 4.5 that is not Term SOFR.~~Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Event of Bankruptcy with respect to any Seller Party, (iii) the Business Day specified in a written notice from the Agent following the occurrence of any other Termination Event, and (iv) the date which is 60 days after the Agent’s receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.

“Termination Event” has the meaning specified in Section 9.1.

“Transaction Documents” means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, each Collection Account Agreement, the Performance Undertaking, the Fee Letters, each Subordinated Note (as defined in the Receivables Sale Agreement), the Account Disclosure Letter and all other instruments, documents and agreements executed and delivered in connection herewith by any of the Seller Parties.

“Transfer Supplement” has the meaning set forth in Section 12.1(c).

“ U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uncommitted Purchaser” means each financial institution or commercial paper conduit that is a party to the Agreement, or that becomes a party to the Agreement, as an “Uncommitted Purchaser”.

“Unmatured Termination Event” means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Yield” means for each Interest Period relating to a Receivable Interest funded through a Bank Funding, an amount equal to the product of the applicable Yield Rate for such Receivable Interest multiplied by the Invested Amount of such Receivable Interest for each day elapsed during such Interest Period, annualized on a 360 day basis.

“Yield Rate” means, at any time, with respect to each Receivable Interest funded through a Bank Funding, the applicable Bank Rate on such day plus the Applicable Spread; provided that, from and after the occurrence of a Termination Event, the Yield Rate shall be the Default Rate.

“Yield Reserve Percentage” means, at any time, a percentage equal to the product of (i) the Prime Rate as of such date divided by 360, (ii) 1.5 and (iii) the highest Portfolio Turnover over the most recent 12-months.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Exhibit XV

PURCHASER GROUPS

(see table attached below)

Purchaser Group:

MUFG Purchaser Group

Conduit Purchaser and Uncommitted Purchaser:

Victory Receivables Corporation

Address:

Victory Receivables Corporation

c/o Global Securitization Services, LLC

114 West 47th Street, Suite 2310
New York, New York 10036

Attention: Frank B. Bilotta
Telephone: (212) 295-2777
Facsimile: (212) 302-8767

With a copy to:

MUFG Bank, Ltd.

1251 Avenue of the Americas, 12th Floor
New York, New York 10020-1104

Attention: Securitization Department

Telephone: (212) 782-6957
Facsimile: (212) 782-6448

Related Committed Purchaser:

MUFG Bank, Ltd.

Address:

MUFG Bank, Ltd.

1251 Avenue of the Americas, 12th Floor
New York, New York 10020-1104

Attention: Securitization Department

Telephone: (212) 782-6957
Facsimile: (212) 782-6448

Purchaser Group Commitment: $300,000,000

Purchaser Agent:

MUFG Bank, Ltd.

Address:

MUFG Bank, Ltd.

1251 Avenue of the Americas, 12th Floor
New York, New York 10020-1104

Attention: Securitization Department

Telephone: (212) 782-6957
Facsimile: (212) 782-6448

Purchaser Group:

TD Bank Purchaser Group

Conduit Purchaser and Uncommitted Purchaser

GTA Funding LLC

Address:

GTA Funding LLC

68 South Service Road, Suite 120

Melville, NY 11747

With a copy to:

The Toronto-Dominion Bank

130 Adelaide Street West

12th Floor

Toronto, ON, M5H 3P5

Attention: ASG Asset Securitization

Email: asgoperations@tdsecurities.com

Related Committed Purchaser:

The Toronto Dominion Bank

Address:

The Toronto-Dominion Bank

130 Adelaide Street West

12th Floor

Toronto, ON, M5H 3P5

Attention: ASG Asset Securitization

Email: asgoperations@tdsecurities.com

Purchaser Group Commitment: $150,000,000

Purchaser Agent:

The Toronto Dominion Bank

Address:

The Toronto-Dominion Bank

130 Adelaide Street West

12th Floor

Toronto, ON, M5H 3P5

Attention: ASG Asset Securitization

Email: asgoperations@tdsecurities.com

Purchasers’ Total Commitment: $450,000,000